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Norfolk Southern Corporation

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NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement NS NORFOLK SOUTHERN Notice of the 2014 Annual Meeting and 2014 Proxy Statement Thursday, May 8, 2014, at 8:30 A.M. Eastern Daylight Time Conference Center, Williamsburg Lodge, South England Street, Williamsburg, Virginia 2014 PROXY Statement NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement

NS NORFOLK SOUTHERN NORFOLK SOUTHERN CORPORATIONNNS 2014 Proxy Statement \ NOTICE OF ANNUAL MEETING OF STOCKHOLDERS NORFOLK SOUTHERN CORPORATION Three Commercial Place, Norfolk, Virginia 23510 Thursday, May 8, 2014 8:30 A.M., Eastern Daylight Time Conference Center, Williamsburg Lodge, South England Street, Williamsburg, Virginia Agenda We will hold our Annual Meeting of Stockholders for the following purposes: 1. Election of thirteen directors for one year terms ending in 2015. 2. Ratification of the appointment of KPMG LLP, independent registered public accounting firm, as our independent auditors for 2014. 3. Approval, by non-binding vote, of executive compensation. 4. If properly presented at the meeting, consideration of a stockholder proposal concerning an independent chairman of the board of directors. Transaction of such other business as properly may come before the meeting and any adjournments or postponements of the meeting. Record Date Only stockholders of record as of the close of business on February 27, 2014, will be entitled to notice of, and to vote at, the meeting. Admission Only stockholders or their legal proxies may attend the Annual Meeting. To be admitted, you must bring photo identification and – if you are a beneficial owner of shares held in street name – proof of stock ownership. Refer to page 2 for information about attending the Annual Meeting. By order of the Board of Directors, DENISE W. HUTSON Corporate Secretary Dated: March 19, 2014 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 8, 2014 Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Availability of Proxy Materials, or Notice, to certain of our stockholders of record, and we are sending a paper copy of the proxy materials and proxy card to other stockholders of record who we believe would prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners may be sending their own similar Notice. In accordance with SEC rules, you may access our notice and proxy statement and Annual Report at www.voteproxy.com, which does not have “cookies” that identify visitors to the site. The Notice also includes instructions for requesting a printed copy of the materials. The notice and proxy statement are also available at that web site. In addition, this proxy statement and our Annual Report are available on our web site at www.nscorp.com.

If you do not expect to attend the meeting, we urge you to provide your proxy by marking, dating and signing the enclosed proxy card and returning it in the accompanying envelope, or by submitting your proxy over the telephone or the Internet as more particularly described on the proxy card. You may revoke your proxy at any time before your shares are voted by following the procedures described in the proxy statement. Advance Voting Methods Even if you plan to attend the 2014 Annual Meeting of Stockholders in person, please vote right away using one of the following advance voting methods (see page 1 for additional details). Make sure to have your proxy card or voting instruction form in hand and follow the instructions. You can vote in advance in one of four ways: Visit the website listed on your proxy card/voting instruction form to vote VIA THE INTERNET Call the telephone number on your proxy card/voting instruction form to vote BY TELEPHONE Sign, date and return your proxy card/voting instruction form in the enclosed envelope to vote BY MAIL Scan the QR code found at the end of this statement to vote VIA MOBILE DEVICE

NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement TABLE OF CONTENTS GENERAL INFORMATION 1 2014 PROXY SUMMARY 4 DIRECTOR NOMINEES 5 BOARD OF DIRECTOR PROPOSALS 5 BUSINESS HIGHLIGHTS 6 TOTAL STOCKHOLDER RETURN 7 COMPENSATION ALIGNMENT 7 PROXY STATEMENT 8 PROPOSALS REQUIRING YOUR VOTE 8 ITEM 1: ELECTION OF DIRECTORS 8 ITEM 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM 13 ITEM 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION 13 ITEM 4: STOCKHOLDER PROPOSAL CONCERNING AN INDEPENDENT CHRMN. OF THE BOARD OF DIRECTORS . 14 OTHER MATTERS 16 SUPPLEMENTAL INFORMATION 17 BENEFICIAL OWNERSHIP OF STOCK 17 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE 19 BOARD OF DIRECTORS 20 COMPOSITION AND ATTENDANCE 20 CORPORATE GOVERNANCE 20 QUALIFICATIONS OF DIRECTORS AND NOMINEES 21 DIRECTOR INDEPENDENCE 22 RETIREMENT POLICY 23 COMPENSATION OF DIRECTORS 24 NARRATIVE TO NON-EMPLOYEE DIRECTOR COMPENSATION TABLE 25 RISK OVERSIGHT 27 COMMITTEES OF THE BOARD 27 AUDIT COMMITTEE REPORT 31 RELATED PERSON TRANSACTIONS 31 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION 32 EXECUTIVE COMPENSATION 32 COMPENSATION DISCUSSION AND ANALYSIS 32 COMPENSATION TABLES 48 RETIREMENT BENEFITS 59 DEFERRED COMPENSATION 60 POTENTIAL PAYMENTS UPON A CHANGE IN CONTROL OR OTHER TERMINATION OF EMPLOYMENT 61 COMPENSATION POLICY RISK ASSESSMENT 70 COMPENSATION COMMITTEE REPORT 71 STOCKHOLDER PROPOSALS 72

1 2014 PROXY SUMMARY NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement GENERAL INFORMATION Voting and Proxies The following questions and answers provide guidance on how to vote your shares. WE WANT TO HEAR FROM YOU – VOTE TODAY. Who can vote? Stockholders who are record owners of our common stock as of the close of business on February 27, 2014, are entitled to notice of and to vote at the 2014 Annual Meeting. As of the close of business on the February 27, 2014, record date, 330,079,393 shares of our common stock were issued and outstanding. Of those shares, 309,758,616 shares were owned by stockholders entitled to one vote per share. The remaining 20,320,777 shares were held by our wholly owned subsidiaries, which are not entitled to vote those shares under Virginia law. What will I be voting on? Stockholders will be voting (i) to elect directors of the Corporation, (ii) to appoint KPMG as auditors of the Corporation, (iii) in an advisory, non-binding capacity, on the approach to executive compensation disclosed in the Compensation Discussion and Analysis in this Proxy Statement and (iv) if properly presented at the meeting, to consider one stockholder proposal concerning an independent chairman of the board of directors. Our Board of Directors is recommending that stockholders vote FOR items (i) through (iii) and AGAINST item (iv). How many shares are needed at the Annual Meeting to constitute a quorum? The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the 2014 Annual Meeting is necessary to constitute a quorum. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. How will these matters be decided at the meeting? A majority of votes cast, in person or by proxy, will constitute approval of these matters at the Annual Meeting. More information on the voting requirement for each item is included in the description of the matter in the proxy statement. Who is soliciting my proxy? The Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting of Stockholders. If you give the Board of Directors your proxy, your shares will be voted in accordance with the selections you indicate on the proxy card. Who is paying for this solicitation? The Corporation pays the cost of preparing proxy materials and soliciting proxies, including the reimbursement, upon request, of trustees, brokerage firms, banks and other nominee record holders for the reasonable expenses they incur to forward proxy materials to beneficial owners. Our officers and other regular employees may solicit proxies by telephone, facsimile, electronic mail or personal interview; they receive no additional compensation for doing so. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies at an anticipated approximate cost of $12,500 plus reasonable out-of-pocket expenses. What is the difference between holding shares as a stockholder of record and as a beneficial stockholder? If your shares are registered directly in your name with the Corporation’s transfer agent, American Stock Transfer and Trust Company, you are considered a stockholder of record with respect to those shares. If your shares are held in a brokerage account or bank, broker or other nominee, you are considered the “beneficial owner” of such shares. How do I vote if I am a record stockholder? If you are the record owner of any shares of our common stock (the shares are registered in your name), you may vote your shares by submitting your proxy card or by voting in person at the Annual Meeting. As a convenience, you may vote by telephone or the Internet in the manner described on the enclosed proxy card. Or, you may vote by mail by marking, dating and signing the enclosed proxy card and returning it to American Stock Transfer and Trust Company Shareholder Services. Alternatively, you may vote in person at the 2014 Annual Meeting.

2 2014 PROXY SUMMARY NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement How do I vote in person at the Annual Meeting? To obtain directions to attend the meeting and vote in person, you may contact: Denise W. Hutson, Corporate Secretary Norfolk Southern Corporation Three Commercial Place, 13th Floor Norfolk, Virginia 23510-9219 Telephone: 757-823-5567 If you are not a record stockholder, you can only vote in person at the Annual Meeting if you bring a proxy from the record holder (the broker, bank or other nominee who holds your shares). How do I gain admission to the Annual Meeting? Only stockholders or their legal proxies may attend the Annual Meeting. If you are a record owner of shares held in your name, you must bring a valid, government-issued photo identification. If you are a beneficial owner of shares held in street name by a broker, bank, or other nominee, you must bring a valid, government-issued photo identification and proof of beneficial ownership, such as: 1) a copy of the voting information form from your bank or broker, with your name on it; 2) a letter from your bank or broker stating that you owned shares of our common stock as of the Record Date, or 3) a brokerage account statement indicating that you owned shares of our common stock as of the Record Date. How do I vote if I am a beneficial stockholder? If you are the beneficial owner of any shares held in street name by a broker, bank or other nominee, you may vote your shares by submitting your voting instructions to that entity. Please refer to the voting instruction card that your broker, bank or other nominee record holder included with these materials. Your shares may be voted on certain matters if they are held in street name by a broker, even if you do not provide the record holder with voting instructions; brokers have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. The ratification of the selection of KPMG LLP as our independent registered public accounting firm (Item 2) is considered a routine matter for which brokers may vote shares they hold in street name, even in the absence of voting instructions from the beneficial owner. The election of directors (Item 1), advisory vote on executive compensation (Item 3), and stockholder proposal (Item 4) are not considered routine matters, and a broker cannot vote shares it holds in street name on these proposals if it has not received voting instructions from the beneficial owner of the shares with respect to the proposals (“broker non-vote”). How do I vote if I own common stock through an employee plan? If shares are credited to your account in the Norfolk Southern Corporation Thoroughbred Retirement Investment Plan or the Thrift and Investment Plan, you will receive an instruction card from the trustee of that plan. Your instruction card submitted by mail, over the telephone or Internet serves as voting instructions for the trustee of the plans, Vanguard Fiduciary Trust Company. If your proxy is not received by 5 P.M. Eastern Time on May 5, 2014, the trustee of these plans will vote your shares for each item on the proxy card in the same proportion as the shares that are voted for that item by the other participants in the respective plan. What if I change my mind after I vote? Any stockholder of record may revoke a previously submitted proxy at any time before the shares are voted by: (a) giving written notice of revocation to our Corporate Secretary; (b) submitting subsequent voting instructions over the telephone or the Internet; (c) delivering a validly completed proxy card bearing a later date; or (d) attending the 2014 Annual Meeting and voting in person. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the 2014 Annual Meeting and voting in person. What is householding? As permitted by the Securities Exchange Act of 1934, we may deliver a single copy of the Annual Report and proxy statement to multiple record stockholders sharing an address. This is known as householding. Upon request, we will promptly deliver a separate copy of the Annual Report or proxy statement to a stockholder at a shared address to which a single copy of the document was delivered. If you would like a separate copy of this proxy statement or the 2013 Annual Report now or in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you may contact: Denise W. Hutson, Corporate Secretary, Norfolk Southern Corporation, Three Commercial Place, 13th Floor, Norfolk, Virginia 23510-9219 (telephone 757-823- 5567).

3 2014 PROXY SUMMARY NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement Are votes confidential? Who counts the votes? We have policies in place to safeguard the confidentiality of proxies and ballots. American Stock Transfer and Trust Company, Brooklyn, N.Y., which we have retained to tabulate all proxies and ballots cast at the 2014 Annual Meeting, is bound contractually to maintain the confidentiality of the voting process. In addition, each Inspector of Election will have taken the oath required by Virginia law to execute duties faithfully and impartially. None of our employees or members of our Board of Directors have access to completed proxies or ballots and, therefore, do not know how individual stockholders vote on any matter. However, when a stockholder writes a question or comment on a proxy or ballot, or when there is a need to determine the validity of a proxy or ballot, our management and/or their representatives may be involved in providing the answer to the question or in determining such validity. Who can I call with questions? You may contact: Denise W. Hutson, Corporate Secretary Norfolk Southern Corporation Three Commercial Place, 13th Floor Norfolk, Virginia 23510-9219 Telephone: 757-823-5567 How may I contact the transfer agent? You may contact American Stock Transfer and Trust Company, LLC (“AST”) at 877-864-4750.

4 2014 PROXY SUMMARY NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement 2014 PROXY SUMMARY This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement before voting. Annual Meeting of Stockholders Time and Date Thursday, May 8, 2014, at 8:30 A.M., Eastern Daylight Time Place Conference Center, Williamsburg Lodge South England Street, Williamsburg, Virginia Record Date February 27, 2014 Voting Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at this meeting. Business of the Meeting Page Board Vote Recommendation (for additional information) Election of 13 Directors FOR EACH NOMINEE 8 Other Board Proposals: • Ratification of KPMG as Auditor for 2014 13 • Advisory Resolution to Approve Executive Compensation 13 Stockholder Proposal Concerning an Independent Chairman of the Board of Directors 14 Transact other business that properly comes before the meeting or any adjournment or postponement thereof. FOR FOR AGAINST

2014 PROXY SUMMARY

DIRECTOR NOMINEES

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships
Thomas D. Bell, Jr.	64	2010	Chairman Mesa Capital Partners, LLC	√	Compensation Executive Finance
Erskine B. Bowles	68	2011	Senior Advisor BDT Capital Partners, LLC	√	Compensation Finance
Robert A. Bradway	51	2011	Chairman and CEO Amgen, Inc.	√	Audit Governance & Nominating
Wesley G. Bush	52	2012	Chairman, CEO and President Northrup Grumman Corp.	√	Compensation Finance
Daniel A. Carp	65	2006	Non-Executive Chairman Delta Air Lines, Inc.	√	Compensation Governance & Nominating Executive
Karen N. Horn	70	2008	Partner Brock Capital Group	√	Audit Governance & Nominating
Steven F. Leer	61	1999	Executive Chairman Arch Coal, Inc.	√	Compensation Governance & Nominating Executive
Michael D. Lockhart	64	2008	Former Chairman, President and CEO Armstrong World Industries, Inc.	√	Audit Finance
Amy E. Miles	47	2014	CEO Regal Entertainment Group	√	Audit Finance
Charles W. Moorman, IV	62	2005	Chairman and CEO Norfolk Southern Corp.		Executive
Martin H. Nesbitt	51	2013	Co-Founder The Vistria Group	√	Audit Finance
James A. Squires	52	2014	President Norfolk Southern Corp.		
John R. Thompson	62	2013	Former Senior Vice President Best Buy.com	√	Audit Governance & Nominating

BOARD OF DIRECTOR PROPOSALS

Ratification of KPMG as Auditor for 2014. As a matter of good governance, we are asking stockholders to ratify the selection of KPMG as our independent auditors for 2014.

Advisory Resolution to Approve Executive Compensation. We are asking our stockholders to approve, on an advisory basis, our named executive officer compensation. The Board recommends a FOR vote because it believes that our compensation policies and practices are effective in achieving the company's goals of aligning executives' compensation with overall business strategies, attracting and retaining highly qualified executives, and providing incentives that drive stockholder value.

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NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement

6 2014 PROXY SUMMARY NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement BUSINESS HIGHLIGHTS This summary provides highlights from our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on February 14, 2014, to assist you in reviewing Norfolk Southern’s 2013 performance. The information contained below is only a summary, and you should refer to the more comprehensive discussions contained in our 2013 10-K for additional information about these highlights. Our strong 2013 financial results during uncertain economic conditions demonstrated our ability to leverage existing and new markets, and our commitment to controlling costs and improving productivity, all while continuing to provide high service levels for our customers. Our 2013 railway operating revenues were a record high at $11.2 billion, income from railway operations were a record high at $3.3 billion, and our net income of $1.9 billion created a record $6.04 earnings per diluted share. During 2013: • Our financial results were achieved in the face of a 12% decline in coal revenues, but with the benefit of significant revenue increases in general merchandise (7%) and intermodal (6%). • Our operating expenses increased only 1% for the year while handling 3% more volume than 2012. Our strong operating performance was reflected both in our operating composite service metric, which has held at 83% for the past two years, and in our operating ratio, which set a record at 71%. • We generated $3.1 billion in cash from operations, from which we were able to invest $2 billion in capital spending and distribute $637 million in dividends. The remainder, combined with borrowing proceeds, supported $627 million of share repurchases and retirement of 8.3 million shares of stock. • We continued to invest in our network through our capital spending program. As part of our Crescent Corridor intermodal initiative, we opened a new intermodal facility in Greencastle, PA, and a number of new lanes. The Crescent Corridor generated solid growth throughout 2013, a trend we expect to continue through 2014 and beyond. The following table shows our total shareholder returns over a five year period:

7 2014 PROXY SUMMARY NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement *Assumes the value of the investment in Norfolk Southern Common Stock and each index was $100 on December 31, 2008, and that all dividends were reinvested. COMPENSATION ALIGNMENT • The compensation earned in 2013 by our Chief Executive Officer (“CEO”), President and Executive Vice Presidents (“EVPs”) who are named executive officers, as described in the Compensation Discussion and Analysis section of this Proxy Statement, reflect our policy of having a significant portion of executive income tied to corporate performance and shareholder returns. • 78% of our CEO’s compensation and 66% of the other Named Executive Officers’ compensation awarded for 2013 was at risk, and the earnout of 54% of the CEO’s compensation and 48% of the other named executive officers’ compensation was based on the achievement of established corporate performance goals. • 72% of our CEO’s compensation and 56% of the other Named Executive Officers’ compensation for 2013 were equity-based long-term incentive awards that ultimately will be paid in Norfolk Southern stock. $0 $50 $100 $150 $200 $250 $300 $350 Dec. 08 Dec. 09 Dec. 10 Dec. 11 Dec. 12 Dec. 13 Total Stockholder Returns* (dollars) Norfolk Southern Corp. S&P Railroad Index S&P 500 Index

8 PROPOSALS REQUIRING YOUR VOTE NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement PROXY STATEMENT This proxy statement and the accompanying proxy card relate to the Board of Directors’ solicitation of your proxy for use at our Annual Meeting of Stockholders to be held on May 8, 2014. We began mailing to stockholders this proxy statement and the accompanying proxy card on approximately March 19, 2014, in order to furnish information relating to the business to be transacted at the 2014 Annual Meeting. We also included a copy of our 2013 Annual Report and its Form 10-K (referred to together herein as the “Annual Report”) in the mailing for informational purposes; the Annual Report is not a part of the proxy solicitation materials. PROPOSALS REQUIRING YOUR VOTE ITEM 1: ELECTION OF DIRECTORS At the 2014 Annual Meeting, the terms of all fourteen directors will expire: those of Thomas D. Bell, Erskine B. Bowles, Robert A. Bradway, Wesley G. Bush, Daniel A. Carp, Karen N. Horn, Burton M. Joyce, Steven F. Leer, Michael D. Lockhart, Amy E. Miles, Charles W. Moorman, Martin H. Nesbitt, James A. Squires and John R. Thompson. On January 21, 2014, the Board of Directors amended the Bylaws, effective that date, to increase the number of directors from twelve to fourteen and elected Amy E. Miles and James A. Squires to fill the resulting vacancies at the recommendation of the Governance and Nominating Committee. Under Virginia law the term of a director elected by the Board to fill a vacancy expires at the next stockholders’ meeting at which directors are elected. Mr. Joyce will retire from the Board of Directors effective the date of this Annual Meeting in accordance with the director retirement policy in the Corporation’s Governance Guidelines. On January 21, 2014, the Board of Directors reduced the size of the Board from fourteen to thirteen effective the date of this Annual Meeting due to this retirement. At the 2010 Annual Meeting, the Corporation’s stockholders approved an amendment to the Articles of Incorporation to declassify the Board of Directors. As a result, all of the Corporation’s directors will stand for election at this meeting and each of the directors elected at this meeting will serve a one-year term continuing until the 2015 Annual Meeting of Stockholders. Unless you instruct otherwise when you give us your proxy, it will be voted in favor of the election of Mr. Bell, Mr. Bowles, Mr. Bradway, Mr. Bush, Mr. Carp, Dr. Horn, Mr. Leer, Mr. Lockhart, Ms. Miles, Mr. Moorman, Mr. Nesbitt, Mr. Squires and Mr. Thompson as directors for one-year terms that begin at the 2014 Annual Meeting of Stockholders and continue until the 2015 Annual Meeting of Stockholders or until the election and qualification of their respective successors or their earlier removal or resignation. If any nominee becomes unable to serve, your proxy will be voted for a substitute nominee to be designated by the Board of Directors, or the Board of Directors will reduce the number of directors. Two nominees for election at the meeting, Amy E. Miles and James A. Squires, previously have not been elected by the stockholders of Norfolk Southern. Ms. Miles was recommended by a third party director search firm retained by the Governance and Nominating Committee. Norfolk Southern paid a fee in 2013 and 2014 to the firm on behalf of the Governance and Nominating Committee to identify, evaluate and recommend potential candidates for election to the Board of Directors. Mr. Squires was nominated as a director candidate because of his position as the President of the Corporation. So that you have information concerning the independence of the process by which our Board of Directors selected the nominees and directors whose terms will continue after the 2014 Annual Meeting, we confirm, as required by the SEC, that (1) there are no family relationships among any of the nominees or directors or among any of the nominees or directors and any officer and (2) there is no arrangement or understanding between any nominee or director and any other person pursuant to which the nominee or director was selected. The Board of Directors recommends that the stockholders vote FOR each of the nominees for election as directors. Vote Required to Elect a Director: Pursuant to our Bylaws, in uncontested elections of directors such as this election, directors are elected at a meeting, so long as a quorum for the meeting exists, by a majority of votes cast by the shares entitled to be voted in the election.

9 PROPOSALS REQUIRING YOUR VOTE NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement Abstentions or shares that are not voted are not counted as cast for this purpose. Any nominee for director who is not elected pursuant to this Bylaw provision must promptly tender his or her resignation to the Board of Directors for consideration by our Governance and Nominating Committee. Brokers do not have the authority to vote their customers’ shares on this matter if they do not receive instructions as to how to vote on this item. Additional information on the “Areas of Expertise” for directors and nominees can be found on page 21 of this proxy statement under “Qualifications of Directors and Nominees.” NOMINEES—FOR TERMS EXPIRING IN 2015 Thomas D. Bell, Jr. Independent: Director since 2010 Areas of Expertise: CEO/Senior Officer; Governance/Board; Governmental Relations; Human Resources/Compensation; Marketing; Strategic Planning Mr. Bell, 64, is the Chairman of Mesa Capital Partners, a real estate investment company. Mr. Bell also served as non-executive Chairman of SecurAmerica LLC, a provider of contract security services, from 2010 through 2012. Mr. Bell previously served as Chairman and Chief Executive Officer of Cousins Properties, Inc. and Chairman and Chief Executive Officer of Young and Rubicam Inc. He is a director of Regal Entertainment Group, Inc. and AGL Resources and has also previously served as a director of Cousins Properties. Erskine B. Bowles Independent: Director since 2011 Areas of Expertise: CEO/Senior Officer; Finance/Accounting; Governance/Board; Governmental Relations; Human Resources/Compensation; Strategic Planning Mr. Bowles, 68, has been a Senior Advisor to BDT Capital Partners, LLC, since January 2012 and a Senior Advisor to Carousel Capital since 2001. He was Co-Chairman of the National Commission on Fiscal Responsibility and Reform. Mr. Bowles was President of the University of North Carolina system from 2006 to 2010, and previously served as White House Chief of Staff under President Clinton. He is currently a director of Morgan Stanley, Cousins Properties, Inc., Facebook, Inc. and Belk, Inc. Mr. Bowles was formerly a director of General Motors Company and North Carolina Mutual Life Insurance Company. Robert A. Bradway Independent: Director since 2011 Areas of Expertise: CEO/Senior Officer; Finance/Accounting; Governance/Board; Governmental Relations; Information Technology; Strategic Planning Mr. Bradway, 51, has been the Chief Executive Officer of Amgen, Inc., a biotechnology company, since May 2012 and Chairman of its Board of Directors since January 2013. Mr. Bradway previously served as President and Chief Operating Officer of Amgen from 2010 through 2012 and as Executive Vice President and Chief Financial Officer from 2007 to 2010.

10 PROPOSALS REQUIRING YOUR VOTE NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement Wesley G. Bush Independent: Director since 2012 Areas of Expertise: CEO/Senior Officer; Finance/Accounting; Governance/Board; Governmental Relations; Strategic Planning; Transportation Mr. Bush, 52, has been Chief Executive Officer and President of Northrop Grumman Corporation, a global aerospace and defense technology company, since 2010, having served previously as Northrop Grumman’s President and Chief Operating Officer from 2007 to 2009, and President and Chief Financial Officer from 2006 to 2007. Mr. Bush is a director of Northrop Grumman and was elected as Chairman of its Board of Directors in 2011. Daniel A. Carp Independent: Director since 2006 Areas of Expertise: CEO/Senior Officer; Governance/Board; Human Resources/Compensation; Information Technology; Strategic Planning; Transportation Mr. Carp, 65, served as Chairman of the Board and Chief Executive Officer of Eastman Kodak Company until his retirement in 2005. He is non-executive Chairman of the Board of Delta Air Lines, Inc. and is also a director of Texas Instruments Incorporated. Mr. Carp has previously served as a director of Fifth & Pacific Companies, Inc. Karen N. Horn Independent: Director since 2008 Areas of Expertise: CEO/Senior Officer; Finance/Accounting; Governance/Board; Human Resources/Compensation; Strategic Planning Dr. Horn, 70, has been a partner with Brock Capital Group since 2003. Dr. Horn served as president of Private Client Services and managing director of Marsh, Inc., a subsidiary of MMC, from 1999 until her retirement in 2003. Dr. Horn previously served as President of the Federal Reserve Bank of Cleveland. Dr. Horn serves as director of T. Rowe Price Mutual Funds, Simon Property Group, Inc., and Eli Lilly and Company and as Vice Chairman of the U.S. Russia Foundation. She is a member of the Executive Committee of the National Bureau of Economic Research and the Council on Foreign Relations. Steven F. Leer Independent: Director since 1999 Areas of Expertise: CEO/Senior Officer; Environmental/Safety; Governance/Board; Human Resources/Compensation; Marketing; Strategic Planning; Transportation Mr. Leer, 61, is a director of Arch Coal, Inc., a company engaged in coal mining and related businesses, and has served as its Executive Chairman since April 2012. Prior thereto, Mr. Leer served as Chairman of the Board of Arch Coal from 2006 through 2012, and as its Chief Executive Officer from 1992 through 2012. He is also a director of USG Corporation.

11 PROPOSALS REQUIRING YOUR VOTE NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement Michael D. Lockhart Independent: Director since 2008 Areas of Expertise: CEO/Senior Officer; Finance/Accounting; Governance/Board; Marketing; Strategic Planning; Transportation Mr. Lockhart, 64, served as Chairman of the Board, President and Chief Executive Officer of Armstrong World Industries, Inc., and its predecessor, Armstrong Holdings, Inc. from 2000 until his retirement in February 2010. Mr. Lockhart previously served as Chairman and Chief Executive Officer of General Signal Corporation, a diversified manufacturer, from September 1995 until it was acquired in 1998. Mr. Lockhart has previously served as a director of Armstrong World Industries, Inc. Amy E. Miles Independent: Director since 2014 Areas of Expertise: CEO/Senior Officer; Finance/Accounting; Governance/Board; Marketing; Strategic Planning Ms. Miles, 47, has served as Chief Executive Officer and a Director of Regal Entertainment Group, Inc., the largest movie theater company in the U. S., since 2009. Prior to that, she served as Executive Vice President, Chief Financial Officer, and Treasurer of Regal Entertainment Group, Inc. Miles joined Regal Cinemas Inc. as Senior Vice President Finance in 1999, after working with Deloitte & Touche LLP and PricewaterhouseCoopers LLC. Charles W. Moorman, IV Director since 2005 Areas of Expertise: CEO/Senior Officer; Environmental/Safety; Governance/Board; Governmental Relations; Information Technology; Strategic Planning; Transportation Mr. Moorman, 62, has been Chairman of Norfolk Southern Corporation since February 2006 and Chief Executive Officer since November 2005. Prior thereto he served as President, Senior Vice President Corporate Planning, Senior Vice President Corporate Services and President Thoroughbred Technology and Telecommunications, Inc. He is also a director of Chevron, Inc. Martin H. Nesbitt Independent: Director since 2013 Areas of Expertise: CEO/Senior Officer; Finance/Accounting; Governance/Board; Governmental Relations; Marketing; Strategic Planning Mr. Nesbitt, 51, is the Co-Founder of The Vistria Group, a private equity firm. Mr. Nesbitt served as President and Chief Executive Officer of PRG Parking Management, LLC, an offairport parking management company, and Managing Director of Green Courte Partners, LLC, a real estate investment firm, until 2012. Mr. Nesbitt is a director of Jones Lang LaSalle Incorporated.

12 PROPOSALS REQUIRING YOUR VOTE NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement James A. Squires Director since 2014 Areas of Expertise: CEO/Senior Officer; Finance/Accounting; Governance/Board; Human Resources and Compensation; Transportation Mr. Squires, 52, has been President of Norfolk Southern since 2013. Prior thereto he served as Executive Vice President-Administration, Executive Vice President-Finance and Chief Financial Officer, Senior Vice President Finance, Senior Vice President Law, and Vice President Law of Norfolk Southern Corporation. John R. Thompson Independent: Director since 2013 Areas of Expertise: CEO/Senior Officer; Governance/Board; Governmental Relations; Information Technology; Marketing; Strategic Planning Mr. Thompson, 62, has been a government relations consultant for Best Buy Co., Inc., a multinational consumer electronics corporation, since October 2012. Mr. Thompson served as Senior Vice President and General Manager of BestBuy.com from 2002 through 2012. Mr. Thompson is a director of Belk, Inc.

13 PROPOSALS REQUIRING YOUR VOTE NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement ITEM 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM At a meeting held on January 20, 2014, the Audit Committee of the Board of Directors appointed the firm of KPMG LLP (“KPMG”), independent registered public accounting firm, to perform for 2014 the integrated audit of our consolidated financial statements and internal control over financial reporting. For the years ended December 31, 2013, and December 31, 2012, KPMG billed us for the following services: 2013 2012 Audit Fees1 $ 2,439,700 $ 2,406,300 Audit-Related Fees2 $ 127,800 $ 144,511 Tax Fees3 $ 40,890 $ 132,295 All Other Fees $ 0 $ 0 Total Fees $ 2,608,390 $ 2,683,106 1Audit Fees include fees for professional services performed by KPMG for the audit of our consolidated financial statements and internal control over financial reporting (integrated audit), the review of our consolidated financial statements included in our 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements. 2Audit-Related Fees principally include fees for audit-related tax services, employee benefit plan audits and audits of subsidiaries and affiliates, and other attestation services. 3Tax Fees consist of tax advice, planning, and consulting services. The Audit Committee requires that management obtain prior approval from the Committee for all audit and permissible non-audit services to be provided. The Audit Committee considers and approves at each January meeting anticipated services to be provided during the year, as well as the projected fees for those services. The Audit Committee considers and pre-approves additional services and projected fees as needed at each meeting. The Audit Committee has delegated authority to its Chair to pre-approve services between meetings, provided that the Chair reports any such pre-approval to the Audit Committee at its next meeting. The Audit Committee will not approve non-audit engagements that would violate SEC rules or impair the independence of our independent registered public accounting firm. All services rendered to us by KPMG in 2013 and 2012 were pre-approved in accordance with these procedures. Representatives of KPMG are expected to be present at the 2014 Annual Meeting, with the opportunity to make a statement if they so desire and available to respond to appropriate questions. The Audit Committee recommends, and the Board of Directors concurs, that stockholders vote FOR the proposal to ratify the selection of KPMG as our independent registered public accounting firm for the year ending December 31, 2014. Vote Required to Ratify Appointment: Under Virginia law and under our Restated Articles of Incorporation, actions such as the ratification of the appointment of auditors are approved, so long as a quorum for the meeting exists, if the number of votes cast favoring the action exceeds the number of votes cast opposing the action. Abstentions or shares that are not voted are not “cast” for this purpose. You should note that brokers have the authority to vote their customers’ shares on the ratification of the appointment of KPMG as our independent registered public accounting firm even if they do not receive instructions as to how to vote on the matter. ITEM 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION We are requesting that our stockholders approve, by advisory vote, the compensation of our Named Executive Officers, as such compensation is reflected in our “Compensation Discussion and Analysis” beginning on page 32 and our Executive Compensation Tables beginning on page 48. This “Say-on-Pay” vote is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). While the Say-on-Pay vote is advisory, and therefore not binding on the Board, the Compensation Committee will consider the results of any significant vote against the compensation of the Named Executive Officers and determine whether any actions are necessary or advisable to address the concerns expressed by stockholders. In accordance with the recommendation of the Corporation’s stockholders at the 2011 Annual Meeting, the Board of Directors has determined to seek a stockholder advisory vote on executive compensation annually until the next required vote on the frequency of

14 PROPOSALS REQUIRING YOUR VOTE NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement such advisory votes. We are required to hold such frequency votes at least every six years. Our executive compensation program has been designed by our Compensation Committee with advice from its compensation consultant. The executive compensation program is designed to align executives’ compensation with our overall business strategies, attract and retain highly qualified executives, and provide incentives that drive stockholder value. The Compensation Committee approved a mix of salary and cash and equity incentive compensation that it believes best serves the interests of the Corporation and its stockholders in achieving those objectives. The compensation of our Named Executive Officers in 2013 consisted primarily of the following components, all as described more fully in the “Compensation Discussion and Analysis” beginning on page 32: • Base Salary. • Annual Bonus: The annual bonus paid under the Executive Management Incentive Plan is based on performance against financial, operational and service metrics. • Long-Term Incentive Awards: The Company’s long-term equity incentive awards under the Long-Term Incentive Plan target longer-term achievement of Corporate objectives and are designed to create an ownership culture among the executives of the Corporation. Grants under the Long-Term Incentive Plan include stock options, time-based restricted stock units and performance shares that are earned out based on achievement of Corporate objectives over a three-year performance cycle, all as more fully described in the Compensation Discussion and Analysis. • Retirement Plans and Programs: The Retirement Plan and Supplemental Benefit Plan of the Corporation, both as more fully described in the Compensation Discussion and Analysis, provide retirement benefits to the Corporation’s Named Executive Officers and provide the Corporation with the ability to retain key executives over a longer period. The Board of Directors and its Compensation Committee believe the program for compensation of the Named Executive Officers is appropriately designed to support the Corporation’s goals and has an appropriate mix of cash and equity and an appropriate balance between short-term and long-term compensation. Accordingly, the Board of Directors recommends that stockholders approve the program by approving the following advisory resolution: RESOLVED, that the stockholders of Norfolk Southern Corporation approve, on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and disclosures. The Board of Directors unanimously recommends a vote FOR the resolution approving the compensation of the Corporation’s Named Executive Officers. Vote Required: Under Virginia law and under our Restated Articles of Incorporation, actions such as the resolution on executive compensation are approved, so long as a quorum for the meeting exists, if the number of votes cast favoring the action exceeds the number of votes cast opposing the action. Abstentions or shares that are not voted are not “cast” for this purpose. You should note that brokers do not have the authority to vote their customers’ shares on this matter if they do not receive instructions as to how to vote on this item. ITEM 4: STOCKHOLDER PROPOSAL CONCERNING AN INDEPENDENT CHAIRMAN OF THE BOARD OF DIRECTORS John Chevedden of Redondo Beach, California, has submitted the following proposal and “Stockholder’s Supporting Statement,” which appears immediately after the text of the proposal. The Board of Directors opposes the proposal for the reasons set forth in the “Directors’ Statement in Opposition,” which appears after Mr. Chevedden’s Supporting Statement.

15 PROPOSALS REQUIRING YOUR VOTE NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement Text of Proposal Resolved: Stockholders request that our Board of Directors adopt a policy, and amend other governing documents as necessary to reflect this policy, to require the Chair of the Board of Directors to be an independent member of our Board. This independence requirement shall apply prospectively so as not to violate any contractual obligation at the time this resolution is adopted. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. This policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings. Stockholder’s Supporting Statement When our CEO is also our board chairman, this arrangement can hinder our board’s ability to monitor our CEO’s performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%- support at Netflix. This topic is more important for Norfolk Southern than for many other companies because our Lead Director, Steven Leer, was our highest tenured director (14-years) which detracts from his independence. There are few major companies who have a Lead Director with more than 14-years tenure. Plus Mr. Leer was on the boards of 2 other companies. This topic is also more important for Norfolk Southern because NSC is incorporated in Virginia, which favors management rights and provides stockholders with a poor level of control. Virginia law contains multiple provisions which protect management from hostile takeovers, further diminishing shareholder interests. This proposal should also be more favorably evaluated due to our Company’s clearly improvable environmental, social and corporate governance performance as reported in 2013: GMI Ratings, an independent investment research firm, rated Norfolk Southern’s executive pay a D - $13 million for Charles Moorman. Plus Mr. Moorman got credit for 40-years of work in regard to his pension. NSC could give could long-term incentive pay to our CEO for below-median performance. Daniel Carp chaired our executive pay committee. In regard to our directors, Karen Horn received our highest negative votes and was on our audit committee. Erskine Bowles was negatively flagged by GMI for his involvement with the bankruptcy of General Motors, was on our executive pay committee and was on the boards of 2 other companies. Not one audit committee member had substantial industry knowledge and not one independent director had expertise in risk management. The GMI Environmental, Social and Governance profile for Norfolk Southern reflected serious risk overall, highlighted by significant Environmental and Social concerns along with Pay issues. NSC had not identified specific environmental impact reduction targets. Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value: Independent Board Chairman. Directors’ Statement in Opposition THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THE PROPOSAL FOR THE FOLLOWING REASONS: The Board believes that it is best positioned to determine the leadership structure that fits the needs and circumstances of the Corporation as a whole and the Board as a governing body, and that it is important to maintain the flexibility the Board currently has to tailor that leadership structure as necessary. The Board is comprised of seasoned executives from diverse backgrounds who are well-suited to evaluate the merits of various Board leadership structures and determine which one will best serve the interests of the Corporation and its stockholders. While the Board recognizes the importance of strong leadership from independent directors and has taken steps to promote that contribution, the Board and its Governance and Nominating Committee believe this Corporation and its stockholders are best served by having the Chief Executive Officer also serve as Chairman of the Board. This structure provides for consistency of leadership of the Board and management and maintains clear lines of authority. Given his familiarity with the Corporation’s business that is more extensive than any other director, due in part to his more than 40 years of

16 PROPOSALS REQUIRING YOUR VOTE NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement experience with the Corporation, Mr. Moorman is particularly well equipped to set the Board’s agenda and provide leadership. Further, Mr. Moorman’s experience gives him a depth of knowledge about the broader industry that the Board believes is a highly valuable feature for the Chairman, especially given the high degree of regulation of this industry. Recently the Board took steps to enhance its governance structure by expanding the duties of the independent Lead Director to support strong leadership among the independent directors as a counterbalance to the role of our Chairman and CEO. These enhancements include additions to the Governance Guidelines to add the following duties to the role of Lead Director: • Approving Board agendas, schedules and information sent to the directors; • Monitoring the flow of information from Committee Chairs to the full Board; • Meeting, as appropriate, with significant stockholders of the Corporation; • Reviewing stockholder communications; and • Interviewing potential director candidates. A full description of the duties of the Lead Director can be found on page 20 of this proxy statement. The Board, supported by the work of its Governance and Nominating Committee, will continue to evaluate its leadership structure over time so as to ensure that it remains appropriate for the needs and circumstances of the Corporation. The Board of Directors recommends that stockholders vote AGAINST the proposal. Vote Required to Approve a Stockholder Proposal: Under Virginia law and under our Restated Articles of Incorporation, stockholder proposals are approved, so long as a quorum for the meeting exists, if the number of votes cast favoring the action exceeds the number of votes cast opposing the action. Abstentions or shares that are not voted, such as those held by a broker or other nominee who does not vote in person or return a proxy card, are not “cast” for this purpose. You should note that brokers do not have the authority to vote their customers’ shares on this matter if they do not receive instructions as to how to vote on this item. OTHER MATTERS The Board of Directors does not know of any other matters to be presented at the 2014 Annual Meeting, other than as noted elsewhere in this proxy statement. If any other proposal is properly brought for a vote before the 2014 Annual Meeting or at any postponement or adjournment thereof, the holders of proxies solicited hereby intend to exercise their discretionary authority and vote on any such proposal as they deem appropriate.

BENEFICIAL OWNERSHIP OF STOCK

SUPPLEMENTAL INFORMATION

Applicable SEC rules require that we furnish you the following information relating to the oversight and management of Norfolk Southern and to certain matters concerning our Board of Directors and officers who are designated by our Board of Directors as executive officers for purposes of the Securities Exchange Act of 1934 (“Executive Officers”).

BENEFICIAL OWNERSHIP OF STOCK

Based solely on our records and our review of the most recent Schedule 13G filings with the SEC, the following tables show information concerning the persons or groups known to Norfolk Southern to be beneficial owners of more than five percent of our common stock, our only class of voting securities:

Amount and

Nature of Percent

Beneficial of

Title of Class Name and Address of Beneficial Owner Ownership Class

The Vanguard Group1

Common Stock 17,129,2171 5.54%1

100 Vanguard Blvd., Malvern, PA 19355

1The Vanguard Group reported in its Schedule 13G filing that it beneficially owned 5.54% of our common stock as of December 31, 2013, and that as of that date it had sole voting power with respect to 503,521 of such shares, shared voting power with respect to none of such shares, sole investment power with respect to 16,652,766 of such shares, and shared investment power with respect to 476,451 of such shares.

The following table shows, as of January 30, 2014, the beneficial ownership of our common stock for:

(1) each director and each nominee;

(2) our principal executive officer, our principal financial officer, our chief operating officer, and each of the other three most highly compensated Executive Officers, based on total compensation for 2013 (collectively, the “Named Executive Officers”); and

(3) all directors and Executive Officers as a group.

Unless otherwise indicated by footnote to the data in the table, all such shares are held with sole voting and investment power, and no director or Executive Officer beneficially owns any Norfolk Southern equity securities other than our common stock. No one director or Executive Officer owns as much as 1% of the total outstanding shares of our common stock. All directors and Executive Officers as a group own approximately .80% of the total outstanding shares of our common stock.

Shares of Shares of

Name Name

Common Stock Common Stock

Thomas D. Bell, Jr. 15,1461 Charles W. Moorman, IV 823,4572

Erskine B. Bowles 9,4491 Martin H. Nesbitt 3,0001

Robert A. Bradway 9,2231 James A. Squires 199,4833

Wesley G. Bush 3,1461 John R. Thompson 3,0001

Daniel A. Carp 31,0781 John P. Rathbone 230,7844

Karen N. Horn 19,7351 Marta R. Stewart 48,4925

Burton M. Joyce 42,3541 Deborah H. Butler 151,9196

Steven F. Leer 62,5891 Mark D. Manion 222,4447

Michael D. Lockhart 20,1981 Donald W. Seale 348,1398

Amy E. Miles 3,0001

22 directors and Executive Officers as a group (including the persons named above) 2,642,6639

1Includes a one-time grant of 3,000 restricted shares to each non-employee director when that director was first elected to the Board. These grants were made pursuant to the Directors’ Restricted Stock Plan; the director may vote these shares, but has no investment power over them until they are distributed (see information under the “Board of Directors”

NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement

BENEFICIAL OWNERSHIP OF STOCK

caption on page 25). The amounts reported include 1,590 restricted stock units awarded pursuant to the Long-Term Incentive Plan to directors who were serving on the Board on January 21, 2014, and who have served on the Board for at least two years, qualifying them to receive the shares immediately upon leaving the Board. The amounts do not include 4,052 restricted stock units awarded to Mr. Bush, 1,590 restricted stock units awarded to Ms. Miles, 1,590 restricted stock units awarded to Mr. Nesbitt, and 1,590 restricted stock units awarded to Mr. Thompson, who have not served as directors for two years and would forfeit the shares if they left the Board. The amounts reported also include restricted stock units previously held as follows: Mr. Bell, 10,556; Mr. Bowles, 4,633; Mr. Bradway, 4,633; Mr. Bush, 0; Mr. Carp, 25,879; Dr. Horn, 15,145; Mr. Joyce, 35,764; Mr. Leer, 57,999; Mr. Lockhart, 15,145; Ms. Miles, 0; Mr. Nesbitt, 0; and Mr. Thompson, 0. These restricted stock units will be settled in stock. While the directors have neither voting power nor investment power over the shares underlying these restricted stock units, the directors are entitled to receive the shares immediately upon leaving the Board. See below under “Narrative to Non-Employee Director Compensation Table—Long-Term Incentive Plan” for more information regarding these restricted stock units. The amounts reported also include shares credited to certain directors’ accounts in our Dividend Reinvestment Plan.

2Includes 2,644 shares credited to Mr. Moorman’s account in our Thrift and Investment Plan; and 502,023 shares subject to stock options granted pursuant to our Long-Term Incentive Plan with respect to which Mr. Moorman has the right to acquire beneficial ownership within 60 days.

3Includes 142 shares credited to Mr. Squires’ account in our Thrift and Investment Plan; and 101,540 shares subject to stock options granted pursuant to our Long-Term Incentive Plan with respect to which Mr. Squires has the right to acquire beneficial ownership within 60 days.

4Includes 10,342 shares credited to Mr. Rathbone’s account in our Thrift and Investment Plan; and 81,052 shares subject to stock options granted pursuant to our Long-Term Incentive Plan with respect to which Mr. Rathbone has the right to acquire beneficial ownership within 60 days; and 150 shares over which Mr. Rathbone shares voting and investment power.

5Includes 2,609 shares credited to Ms. Stewart’s account in our Thrift and Investment Plan; and 13,593 shares subject to stock options granted pursuant to our Long-Term Incentive Plan with respect to which Ms. Stewart has the right to acquire beneficial ownership within 60 days.

6Includes 1,368 shares credited to Ms. Butler’s account in our Thrift and Investment Plan; and 87,500 shares subject to stock options granted pursuant to our Long-Term Incentive Plan with respect to which Ms. Butler has the right to acquire beneficial ownership within 60 days.

7Includes 6,151 shares credited to Mr. Manion’s account in our Thrift and Investment Plan; and 125,000 shares subject to stock options granted pursuant to our Long-Term Incentive Plan with respect to which Mr. Manion has the right to acquire beneficial ownership within 60 days.

8Includes 21 shares credited to Mr. Seale’s account in our Thrift and Investment Plan; 131,500 shares subject to stock options granted pursuant to our Long-Term Incentive Plan with respect to which Mr. Seale has the right to acquire beneficial ownership within 60 days.

9Includes 31,670 shares credited to Executive Officers’ individual accounts under our Thrift and Investment Plan. Also includes: 1,223,808 shares subject to stock options granted to Executive Officers pursuant to our Long-Term Incentive Plan with respect to which the optionee has the right to acquire beneficial ownership within 60 days; and 150 shares over which Executive Officers share voting and investment power. For officers, this amount does not include restricted stock units which will ultimately be settled in shares of common stock upon the satisfaction of applicable vesting requirements but which do not vest within 60 days.

The following table shows, as of January 30, 2014, the number of NS stock units credited to those non-employee directors who have made elections under the Directors’ Deferred Fee Plan to defer all or a portion of compensation and have elected to invest such amounts in “phantom” units of our common stock, as well as the shares of common stock (and units to be settled in shares of common stock) beneficially owned. A more detailed discussion of director compensation can be found beginning on page 25. A stock unit represents the economic equivalent of a share of our common stock and serves to align

NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement 18

BENEFICIAL OWNERSHIP OF STOCK

the directors' individual financial interests with the interests of our stockholders because the value of the directors' holdings fluctuates with the price of our common stock. These stock units ultimately are settled in cash.

Name	Number of NS Stock Units[1]	Number of Shares Beneficially Owned[2]	Total Number of NS Stock Units and Shares Beneficially Owned
Thomas D. Bell, Jr.	0	15,146	15,146
Erskine B. Bowles	3,958	9,449	13,407
Robert A. Bradway	0	9,223	9,223
Wesley G. Bush	2,211	3,146	5,357
Daniel A. Carp	6,065	31,078	37,143
Karen N. Horn	0	19,735	19,735
Burton M. Joyce	9,736	42,354	52,090
Steven F. Leer	30,759	62,589	93,348
Michael D. Lockhart	8,353	20,198	28,551
Amy E. Miles	0	3,000	3,000
Martin H. Nesbitt	0	3,000	3,000
John R. Thompson	0	3,000	3,000

[1]Represents NS stock units credited to the accounts of non-employee directors who have elected under the Directors' Deferred Fee Plan to defer all or a portion of compensation and have elected to invest such amounts in "phantom" units whose value is measured by the market value of shares of our common stock, but which ultimately will be settled in cash, not in shares of common stock. NS stock units have been available under the Directors' Deferred Fee Plan as a hypothetical investment option since January 1, 2001.

[2]Figures in this column are based on the beneficial ownership that appears on page 17.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires our directors and Executive Officers and any persons beneficially owning more than 10 percent of a class of our stock to file reports of beneficial ownership and changes in beneficial ownership (Forms 3, 4 and 5) with the SEC. Based solely on our review of copies of Forms 3, 4 and 5 available to us, or written representations that no Forms 5 were required, we believe that all required Forms concerning 2013 beneficial ownership were filed on time by all directors and Executive Officers.

NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement 19

BOARD OF DIRECTORS

BOARD OF DIRECTORS

COMPOSITION AND ATTENDANCE

On January 30, 2014, our Board of Directors consisted of fourteen members. At the 2010 Annual Meeting, the Corporation’s stockholders approved an amendment to the Corporation’s Articles of Incorporation to declassify the Board of Directors. As a result, each director will stand for re-election annually.

On January 21, 2014, the Board of Directors amended our Bylaws to increase the number of directors from twelve to fourteen and elected Amy E. Miles and James A. Squires to fill the resulting vacancies. Burton M. Joyce will retire from the Board of Directors effective the date of this Annual Meeting, in accordance with the director retirement policy in the Corporation’s Governance Guidelines. On January 21, 2014, the Board reduced the number of directors from fourteen to thirteen, effective the date of this Annual Meeting, in light of this retirement.

The Board met seven times in 2013. Each director attended not less than 75% of the aggregate number of meetings of the Board and meetings of all committees on which such director served.

CORPORATE GOVERNANCE

The Board of Directors has adopted Corporate Governance Guidelines that, among other matters, require that the non-employee members of the Board (the “outside” directors) meet at least twice a year without members of management present. The Lead Director presides at such meetings of the outside directors. The Corporate Governance Guidelines also describe procedures for stockholders and other interested parties who wish to contact the outside directors. The Corporate Governance Guidelines are available on our website at www.nscorp.com in the “Investor Relations” section under “Corporate Governance.”

The Board of Directors has determined that having Mr. Moorman hold both the position of Chief Executive Officer and the position of Chairman is in the best interest of the Corporation and its stockholders. This structure allows for consistency of leadership of the Board of Directors and of management and reflects the depth of knowledge Mr. Moorman has regarding the business of the Corporation. The Board leadership structure also includes the position of Lead Director. The directors whom the Board has determined are independent directors vote at the Board’s organizational

NORFOLK SOUTHERN CORPORATION

meeting following the Annual Meeting of Stockholders or at such other time as they deem appropriate to select an independent director to serve as Lead Director of the Board. The Lead Director presides at all meetings of the Board at which the Chairman is not present, including meetings of the outside directors, which are generally scheduled for every Board meeting. The Lead Director serves as a liaison between the Chairman and the outside directors and approves Board meeting agendas and meeting schedules and such other information to be sent to the Board. The Lead Director also monitors the flow of information from the committee chairs to the directors, reviews stockholder communications, meets with significant stockholders, as appropriate, and interviews potential director candidates. The Lead Director may also call meetings of the outside directors. Mr. Leer has served as Lead Director of the Corporation since the date of the 2013 Annual Meeting.

The Corporate Governance Guidelines also describe the Board’s policy with respect to director attendance at the Annual Meeting of Stockholders, which is that, to the extent possible, each director is expected to attend the Annual Meeting of Stockholders. All of our then-current directors attended the 2013 Annual Meeting of Stockholders.

The Board has approved and adopted The Thoroughbred Code of Ethics which applies to all directors, officers and employees of Norfolk Southern, and a Code of Ethical Conduct for Senior Financial Officers that applies to specified financial officers. These documents, as well as the Corporate Governance Guidelines, are available on our website at www.nscorp.com in the “Investor Relations” section under “Corporate Governance.” Any stockholder may request printed copies of the Corporate Governance Guidelines, The Thoroughbred Code of Ethics or Code of Ethical Conduct for Senior Financial Officers by contacting: Denise W. Hutson, Corporate Secretary, Norfolk Southern Corporation, Three Commercial Place, 13th Floor, Norfolk, Virginia 23510-9219 (telephone 757-823-5567).

The Corporation’s Bylaws require that in an uncontested election of directors, a director shall be elected by a majority of votes cast. Any incumbent director who is not re-elected shall promptly tender his or her resignation to the Board of Directors for consideration by our Governance and Nominating Committee. The Governance and Nominating Committee of the Board of Directors will promptly consider the resignation and recommend to the Board of Directors whether to accept or reject the tendered resignation. The Board of Directors will act on the Committee’s recommendation within 90 days following certification of the election results. Any

2014 Proxy Statement

director who tenders his or her resignation pursuant to this provision will not participate in the Governance and Nominating Committee’s recommendation or Board of Directors’ consideration regarding whether or not to accept the tendered resignation. If the resignation is accepted, the Governance and Nominating Committee will recommend to the Board whether to fill the vacancy or reduce the size of the Board. We will publicly disclose the Board of Directors’ decision within four business days, including a full explanation of the process by which the decision was reached and, if applicable, the reasons why the Board rejected the director’s resignation.

QUALIFICATIONS OF DIRECTORS AND NOMINEES

The directors of Norfolk Southern Corporation have diverse backgrounds and provide experience and expertise in a number of critical areas to the company. The Governance and Nominating Committee considers the particular experience, attributes and qualifications of directors standing for re-election and potential nominees for election as well as the needs of the Board of Directors as a whole and its individual committees.

The Governance and Nominating Committee has identified ten areas of expertise that are particularly relevant to the Corporation and has identified the directors whose key areas of expertise qualify them for each of the listed categories. The categories identified by the Governance and Nominating Committee are:

CEO/Senior Officer—Experience working as a CEO or Senior Officer of a major public or private company or non-profit entity.

Environmental and Safety—A thorough understanding of safety and environmental issues and transportation industry regulations.

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Finance and Accounting—Senior executive level experience in financial accounting and reporting, auditing, corporate finance and/or internal controls.

Governance/Board—Prior or current experience as a board member of a major organization (private, public or non-profit).

Governmental Relations—Experience in or a strong understanding of the workings of government and public policy on a local, state and national level.

Human Resources and Compensation—Senior executive level experience or membership on a board compensation committee with an extensive understanding of compensation programs, particularly compensation programs for executive level employees and incentive based compensation programs.

Information Technology—Senior executive level or board experience with information technology issues for a major public, private or non-profit entity.

Marketing—Senior executive level experience in marketing combined with a strong working knowledge of Norfolk Southern’s markets, customers and strategy.

Strategic Planning—Senior executive level experience in strategic planning for a major public, private or non-profit entity.

Transportation—Extensive knowledge and experience in the transportation industry, either as a senior executive of a transportation or logistics company or as a senior executive of a customer of a transportation company.

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Each director's biography includes a listing of the areas of expertise where each director or nominee is most skilled. In addition, the table below summarizes the particular attributes that led the Governance and Nominating Committee to nominate each individual as a director of the Corporation.

	Bell	Bowles	Bradway	Bush	Carp	Horn	Leer	Lockhart	Miles	Moorman	Nesbitt	Squires	Thompson
CEO/Senior Officer	X	X	X	X	X	X	X	X	X	X	X	X	X
Environmental and Safety							X			X			
Finance and Accounting		X	X	X		X		X	X		X	X	
Governance/Board	X	X	X	X	X	X	X	X	X	X	X	X	X
Governmental Relations	X	X	X	X						X	X		X
Human Resources and Compensation	X	X			X	X	X					X	
Information Technology			X		X					X			X
Marketing	X						X	X	X		X		X
Strategic Planning	X	X	X	X	X	X	X	X	X	X	X		X
Transportation				X	X		X	X		X		X	

In addition to these specific categories, the Governance and Nominating Committee considers a number of other factors in considering director candidates, including board dynamics, reputation of potential nominees, recommendations of director search firms, and how the nominee will contribute to the diversity of the Board. More information on qualifications for potential directors is contained in Norfolk Southern's Corporate Governance Guidelines posted under the "Investor Relations" tab on our website. Norfolk Southern Corporation defines diversity as the collective mixture of similarities and differences that impact our workforce, workplace and marketplace. The Governance and Nominating Committee also views diversity broadly, seeking to nominate individuals from varied backgrounds, perspectives and experiences. The Governance and Nominating Committee does not have a specific written policy on the diversity of the Board of Directors at this time. More information on Norfolk Southern's diversity principles and philosophy can be found on our website in the "Employees" section under "Diversity" at *www.nscorp.com*.

DIRECTOR INDEPENDENCE

As required by the New York Stock Exchange, the Board of Directors has considered whether individual directors are independent. A director is considered "independent" if the Board determines that the director has no material relationship with Norfolk Southern (directly or as a partner, stockholder or officer of an organization that has a relationship with Norfolk Southern). The Board makes these determinations after full deliberation, considering all relevant facts and circumstances. To aid in its evaluation of director independence, the Board has adopted categorical independence standards. Under the standards, an individual director is "independent," unless the Board determines otherwise, if none of the following relationships exists between Norfolk Southern and the director:

- the director is, or has been within the last three years, an employee, or an immediate family member of the director is, or has been within the last three years, an Executive Officer, of Norfolk Southern or any of our consolidated subsidiaries;
- the director or an immediate family member of the director has received during any twelve-month period within the last three years more than $120,000 in direct compensation from Norfolk Southern or any of our consolidated subsidiaries, other than director and committee fees and deferred compensation for prior service (provided such deferred compensation is not contingent in any way on continued service);
- (a) the director is a current partner or employee of a present or former internal or external auditor of Norfolk Southern or any of our consolidated subsidiaries, (b) the director has an immediate family member who is a current partner of such a firm, (c) the director has an immediate family member who is a current employee of such a firm and personally works on Norfolk Southern's audit, or (d) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on Norfolk Southern's audit within that time;

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the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where one of our Executive Officers serves as a director and sits on that company’s compensation committee;

the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of a company that makes payments to, or receives payments from, Norfolk Southern or any of our consolidated subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; and

the director is an executive officer or compensated employee, or an immediate family member of the director is an executive officer, of a charitable organization that receives donations from Norfolk Southern, any of our consolidated subsidiaries or the Norfolk Southern Foundation in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such charitable organization’s donations.

For purposes of these categorical standards, “immediate family member” has the definition set forth in the New York Stock Exchange’s Listing Standards, as amended from time to time. These standards, as set forth in this proxy statement, are available on our website at www.nscorp.com in the “Investor Relations” section under “Corporate Governance.”

The Board has determined that all current directors (including nominees) other than Mr. Moorman and Mr. Squires satisfy the above categorical standards and qualify as independent directors of Norfolk Southern. Mr. Moorman serves as our Chairman and Chief Executive Officer and Mr. Squires serves as our President and, therefore, neither is an independent director. In making the foregoing independence determinations, our Board of Directors considered the following transaction we had with a member of our Board, which did not exceed our categorical independence standards and was not sufficiently material as to require disclosure under Item 404(a) of Regulation S-K:

We provided transportation services to, received coal royalties and rental payments from, and paid freight claims and contract refunds to Arch Coal, Inc. in the ordinary course of business during 2013. Mr. Leer is the Executive Chairman of the Board of Arch Coal.

We subscribed to and are listed in a transportation manual provided by a subsidiary of Carousel Capital during 2013. Mr. Bowles is a Senior Advisor to Carousel Capital.

RETIREMENT POLICY

Under our Governance Guidelines, a director must retire effective as of the date of the Annual Meeting that falls on or next follows the date of that director’s 72nd birthday.

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COMPENSATION OF DIRECTORS

2013 Non-Employee Director Compensation Table[1]

Name (a)	Fees Earned or Paid in Cash[2] ($) (b)	Stock Awards[3] ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[4] ($) (f)	All Other Compensation ($)[5] (g)	Total ($) (h)
Gerald L. Baliles[6]	55,000	167,592	0	0	0	17,238	239,830
Thomas D. Bell, Jr.	105,000	167,592	0	0	0	30,338	302,930
Erskine B. Bowles	90,000	167,592	0	0	0	40,338	297,930
Robert A. Bradway	90,000	167,592	0	0	0	5,338	262,930
Wesley G. Bush	90,000	167,592	0	0	0	20,338	277,930
Daniel A. Carp	110,000	167,592	0	0	0	22,838	300,430
Alston D. Correll[6]	70,000	167,592	0	0	2,608	5,338	245,538
Karen N. Horn	90,000	167,592	0	0	0	10,088	267,680
Burton M. Joyce[6]	110,000	167,592	0	0	0	5,338	282,930
Steven F. Leer	127,500	167,592	0	0	8,316	12,013	315,421
Michael D. Lockhart	90,000	167,592	0	0	0	5,338	262,930
Martin H. Nesbitt	90,000	218,926	0	0	0	0	308,926
J. Paul Reason[6]	45,000	167,592	0	0	0	5,338	217,930
John R. Thompson	90,000	218,926	0	0	0	2,500	311,426

[1]Mr. Moorman received no compensation for Board or committee service in 2013 and will not receive compensation for Board or committee service in 2014. Therefore, neither this table nor the narrative which follows contain compensation information for Mr. Moorman. For compensation information for Mr. Moorman, see "Executive Compensation" on page 32 of this proxy statement. Ms. Miles and Mr. Squires joined the Board on January 21, 2014. Because Ms. Miles and Mr. Squires received no compensation for Board or Committee service in 2013, they are not included in this table. Mr. Squires will not receive compensation for Board or committee service in 2014.

[2]Includes amounts elected to be received on a deferred basis pursuant to the Directors' Deferred Fee Plan. For a discussion of this plan, as well as our other director compensation plans, see the narrative discussion below.

[3]For all directors other than Messrs. Nesbitt and Thompson, represents the full grant date fair value computed in accordance with FASB ASC Topic 718 of the 2,400 restricted stock units granted on January 24, 2013 pursuant to our Long-Term Incentive Plan. For Messrs. Nesbitt and Thompson, this amount represents the full grant date fair value of the 3,000 restricted shares granted to them upon joining the Board of Directors. As of December 31, 2013, each director held 3,000 restricted shares and the directors held restricted stock units in the following amounts: Gov. Baliles, 65,480; Mr. Bell, 10,556; Mr. Bowles, 4,633; Mr. Bradway, 4,633; Mr. Bush, 2,462; Mr. Carp, 25,879; Mr. Correll, 7,230; Dr. Horn, 15,145; Mr. Joyce, 35,764; Mr. Leer, 57,999; Mr. Lockhart, 15,145; Mr. Nesbitt, 0, Adm. Reason, 7,231, and Mr. Thompson, 0. See below under "Narrative to Non-Employee Director Compensation Table—Long-Term Incentive Plan" for more information regarding these restricted stock units.

[4]Represents the amounts by which 2013 interest accrued on fees deferred prior to 2001 by the non-employee directors under the Directors' Deferred Fee Plan exceeded 120% of the applicable Federal long-term rate provided in Section 1274(d) of the Internal Revenue Code.

[5]Includes (i) the dollar amounts we contributed to charitable organizations on behalf of directors pursuant to our matching gifts program as follows: Gov. Baliles, $11,900; Mr. Bell, $25,000; Mr. Bowles, $35,000; Mr. Bush, $15,000; Mr. Carp, $17,500; Dr. Horn, $4,750; Mr. Leer, $6,675; and Mr. Thompson, $2,500, and (ii) each director's proportional cost of NS-owned life insurance policies used to fund the Directors' Charitable Award Program. Because a director must serve on our Board for one year prior to becoming eligible for the Directors' Charitable Award Program, no portion of this cost was allocated to Messrs. Nesbitt or Thompson. For further discussion of the Directors' Charitable Award Program, see the narrative discussion below.

[6]Messrs. Baliles, Correll, and Reason retired from the Board of Directors effective the date of the 2013 Annual Meeting. Mr. Joyce will retire from the Board of Directors effective the date of this Annual Meeting.

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NARRATIVE TO NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Below is a discussion of the material factors necessary to an understanding of the compensation disclosed in the above table.

The Compensation Committee and the Board of Directors determine the annual compensation of non-employee directors each year. The Committee consults with its compensation consultant on the compensation program and reviews benchmarking and survey information to determine whether changes are advisable. The Committee reviews both a comparison to the market amount of compensation paid to directors serving on boards of similar companies and reviews the allocation of this compensation between cash retainer and equity grants. In general, the Compensation Committee and the Board seek to make any changes to non-employee director compensation in a gradual and incremental fashion.

Retainer and Fees. In 2013, each member of the Board of Directors received a quarterly retainer for services of $12,500 and a quarterly fee of $10,000 for serving on at least two committees, plus expenses incurred in connection with attendance at Board meetings. Directors who served as committee chairpersons received an additional quarterly fee of $5,000 for such service, and the Lead Director received an additional quarterly fee of $12,500.

Directors’ Deferred Fee Plan. A director may elect to defer receipt of all or a portion of the director’s compensation. Amounts deferred are credited to a separate memorandum account maintained in the name of each participating director. Amounts deferred before January 1, 2001, earn a fixed rate of interest, which is credited to the account at the beginning of each quarter. In general, the fixed interest rate is determined on the basis of the director’s age at the time of the deferral: under age 45, 7%; age 45-54, 10%; age 55-60, 11%; and over age 60, 12%. Amounts set forth in the table above represent the extent to which these rates exceed 120% of the applicable federal long-term rate. The total amount so credited for amounts deferred before January 1, 2001 (including interest earned thereon) is distributed in ten annual installments beginning in the year following the year in which the participant ceases to be a director.

Amounts deferred on or after January 1, 2001, are credited with variable earnings and/or losses based on the performance of hypothetical investment options selected by the director. The hypothetical investment

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options include NS stock units and various mutual funds as crediting indices. NS stock units are “phantom” units whose value is measured by the market value of shares of our common stock, but the units ultimately will be settled in cash, not in shares of our common stock. Amounts deferred on or after January 1, 2001, will be distributed in accordance with the director’s elected distribution option in one lump sum or a stream of annual cash payments over 5, 10 or 15 years. Five directors elected to defer compensation that would have been payable in 2013 into the Directors’ Deferred Fee Plan.

Our commitment to accrue and pay interest and/or earnings on amounts deferred is facilitated by the purchase of corporate-owned life insurance with the directors as insureds under the policies. If the Board of Directors determines at any time that changes in the law affect our ability to recover the cost of providing the benefits payable under the Directors’ Deferred Fee Plan, the Board, in its discretion, may reduce the interest and/or earnings on deferrals to a rate not less than one half the rate otherwise provided for in the Directors’ Deferred Fee Plan.

Directors’ Restricted Stock Plan. Each non-employee director receives a grant of 3,000 shares of restricted stock upon election to the Board. Restricted stock is registered in the name of the director, who has all rights of ownership (including the right to vote the shares and receive dividends); however, restricted stock may not be sold, pledged or otherwise encumbered during a restriction period which (a) begins when the restricted stock is granted and (b) ends on the earlier of (i) the date the director dies or (ii) the day after the director ceases to be a director because of disability or retirement. These shares will be forfeited if a non-employee director does not retire in accordance with the terms of the plan.

Long-Term Incentive Plan. Each of the Corporation’s then current non-employee directors was granted 2,400 restricted stock units effective January 24, 2013. Each restricted stock unit represents the economic equivalent of one share of our common stock, and will be settled in shares of our common stock rather than cash. These restricted stock units are credited to a separate memorandum account maintained for each director and are administered in accordance with the Long-Term Incentive Plan. Stock units in each director’s memorandum account are credited with dividend equivalents as dividends are paid on our common stock, and the amount credited is converted into additional restricted stock units, including fractions thereof, based on the mean of the high and low trading prices of our common stock on the dividend payment date. We anticipate that, from time to time, non-employee

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directors will be granted additional restricted stock units in an amount sufficient to assure that their total annual compensation for services is competitive.

Upon leaving the Board, a director will receive the value of the restricted stock units in this memorandum account in shares of our common stock either in a lump sum distribution or in ten annual distributions, in accordance with an election made by each director. Restricted stock unit awards made after 2010 are subject to retention until the director ceases to serve as a director, with a minimum three-year retention period measured from the award date. If a director leaves while restricted stock unit awards are still subject to the retention period, such restricted stock units will be distributed in accordance with the director’s prior distribution election as each retention period expires.

Directors’ Charitable Award Program. Each director is entitled to nominate up to five tax-exempt institutions to receive, in the aggregate, up to $500,000 from Norfolk Southern following the director’s death. Directors are entitled to designate up to $100,000 per year of service until the $500,000 cap is reached. Following the director’s death, we will distribute the donations in five equal annual installments.

The Directors’ Charitable Award Program supports, in part, our long-standing commitment to contribute to educational, cultural and other appropriate charitable institutions and to encourage others to do the same. We fund some of the charitable contributions made under the Program out of general corporate assets, and some of the charitable contributions with proceeds from life insurance policies we have purchased on some of the directors’ lives. We are the owner and beneficiary of these policies, and the directors have no rights to any policy benefits. Upon directors’ deaths, we receive these life insurance death benefits free of income tax, which provide a source from which we can be reimbursed for donations made under the Program. Our cost of the life insurance premiums under the Program is partially offset by tax deductions we take from making the charitable contributions. We allocate a proportional share of the cost of maintaining these policies during 2013 to each director eligible for the Directors’ Charitable Award Program in the above table under “All Other Compensation,” regardless of whether we purchased a life insurance policy with respect to each particular director.

Because we make the charitable contributions (and are entitled to the related deduction) and are the owner and the beneficiary of the life insurance policies, directors derive no direct financial benefit from this program. In

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the event the proceeds from any of these policies exceed the donations we are required to make under the Program, we contribute the excess proceeds to the Norfolk Southern Foundation. Amounts the Norfolk Southern Foundation receives under this program may reduce what we otherwise would contribute from general corporate resources to support the Foundation’s activities.

Directors’ Physical Examinations. Each non-employee director is entitled to reimbursement for a physical examination, up to $10,000 per calendar year. The CEO, President and the Executive Vice Presidents also are eligible for such reimbursement. See pages 45 and 50 of the “Executive Compensation” section of this proxy statement. Some of our directors were reimbursed for physical examinations during 2013, but because the cost of these physicals, together with other perquisites or other personal benefits, did not exceed $10,000 for any non-employee director, these amounts do not appear in the 2013 Non-Employee Director Compensation Table.

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RISK OVERSIGHT

The Board of Directors is responsible for the oversight of the Corporation’s risk management efforts. While the full Board of Directors is ultimately responsible for this oversight function, the Governance and Nominating Committee has been delegated authority to recommend procedures and processes for the Board’s risk oversight function. Currently the Governance and Nominating Committee considers a mapping of the Corporation’s risk and assigns oversight responsibilities for specific risks to the Board of Directors and the committees of the Board. In addition, in accordance with applicable regulations and its charter, the Audit Committee periodically considers major financial risks of the Corporation. Finally, the Compensation Committee considers major compensation related risks of the Corporation. Management in charge of particular areas of risk for the Corporation provides presentations, information and updates on risk management efforts as requested by the Board or a Board committee.

COMMITTEES OF THE BOARD

Each year, not later than at its organizational meeting that usually follows the Annual Meeting of Stockholders, the Board of Directors appoints members to its committees. In May 2013, the Board appointed members to the Executive Committee, the Governance and Nominating Committee, the Finance Committee, the Audit Committee and the Compensation Committee. The charter of each of the committees, approved by the Board of Directors, requires that it evaluate its performance at least annually, considering such issues as its effectiveness, its size and composition, the quality of information and presentations given by management, the suitability of its duties and such other issues as the committee deems appropriate. Copies of these committee charters are available on our website in the “Investor Relations” section under “Corporate Governance” at www.nscorp.com. Any stockholder may request printed copies of one or more of the committee charters by contacting: Denise W. Hutson, Corporate Secretary, Norfolk Southern Corporation, Three Commercial Place, 13th Floor, Norfolk, Virginia 23510-9219 (telephone 757-823-5567).

The EXECUTIVE COMMITTTEE met two times in 2013; its current members are Charles W. Moorman, Chair, Thomas D. Bell, Daniel A. Carp, Burton M. Joyce, and Steven F. Leer. When the Board is not in session, and except as otherwise provided by law, the Executive Committee has and may exercise all the authority of the Board, including the authority to declare a quarterly dividend on our common stock at the rate of the quarterly dividend most recently declared by the Board. All actions taken by the Executive Committee are reported to the Board at its meeting next following such action and are subject to revision or alteration by the Board. The Executive Committee is governed by a written charter last adopted by the Board effective November 27, 2012.

The GOVERNANCE AND NOMINATING COMMITTEE met seven times in 2013; its current members are Steven F. Leer, Chair, Robert A. Bradway, Daniel A. Carp, Karen N. Horn, and John R. Thompson. All members of the Governance and Nominating Committee are independent (see information under “Director Independence” on page 22). The Governance and Nominating Committee is governed by a written charter last adopted by the Board effective November 24, 2009.

This committee’s duties include:

recommending to the Board qualified individuals to be nominated either as additional members of the Board or to fill any vacancy on the Board;

recommending to the Board qualified individuals to be elected as our officers;

recommending the adoption of and any amendments to our Corporate Governance Guidelines;

monitoring legislative developments relevant to us and overseeing efforts to affect legislation and other public policy;

overseeing our political contributions;

overseeing our charitable giving;

monitoring our relations with stockholders;

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monitoring corporate governance trends and practices and making recommendations to the Board of Directors concerning corporate governance issues; and

recommending to the Board of Directors procedures and processes for the Board’s oversight of the Corporation’s risk management program.

As described in the Corporate Governance Guidelines, the Governance and Nominating Committee considers potential candidates to be nominated for election as directors, whether recommended by a stockholder, director, member of management or consultant retained for that purpose, and recommends nominees to the Board. The Governance and Nominating Committee reviews the current biography of the potential candidate and additional information provided by the individual or group that recommended the candidate for consideration. The Governance and Nominating Committee fully considers the qualifications of all candidates and recommends the nomination of individuals who, in the Governance and Nominating Committee’s judgment, will best serve the long-term interests of all stockholders. In the judgment of the Governance and Nominating Committee and the Board, all director nominees recommended by the Governance and Nominating Committee should, at a minimum:

be of high ethical character and have personal and professional reputations consistent with our image and reputation;

have experience as senior executives of public companies or leaders of large organizations, including charitable and governmental organizations, or have other experience at a strategy or policy setting level that would be beneficial to us;

be able to represent all of our stockholders in an objective and impartial manner; and

have time available to devote to Board activities.

It is the intent of the Governance and Nominating Committee and the Board that at least one director on the Board will qualify as an “audit committee financial expert,” as that term is defined in regulations of the SEC.

The Governance and Nominating Committee will consider director candidates recommended by stockholders. Any such recommendation should include:

biographical information on the candidate, including all positions held as an employee, officer, partner, director or ten percent owner of all organizations, whether for profit or not-for-profit, and other relevant experience;

a description of any relationship between the candidate and the recommending stockholder;

a statement requesting that the Board consider nominating the individual for election as a director;

written consent of the proposed candidate to being named as a nominee; and

proof of the recommending stockholder’s stock ownership.

Recommendations by stockholders must be in writing and addressed to the Chair of the Governance and Nominating Committee, c/o Corporate Secretary, Norfolk Southern Corporation, Three Commercial Place, 13th Floor, Norfolk, Virginia 23510-9219. To ensure that the Governance and Nominating Committee will have adequate time to consider all candidates, stockholder recommendations must be received no later than November 19, 2014, in order to be considered for nomination for election at the 2015 Annual Meeting of Stockholders.

A stockholder may directly nominate an individual for election as director instead of (or in addition to) recommending a candidate for the Governance and Nominating Committee’s consideration. Unless required by SEC regulations, stockholder nominees will not appear in our proxy statement or on the proxy card for the annual meeting. Stockholders wishing to nominate an individual for election as a director at an annual meeting must comply with specific Bylaw provisions, which are available on our website, www.nscorp.com, in the “Investor Relations” section under “Corporate Governance.”

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BOARD OF DIRECTORS

The FINANCE COMMITTEE met five times in 2013; its current members are Thomas D. Bell, Jr., Chair, Erskine B. Bowles, Wesley G. Bush, Burton M. Joyce, Michael D. Lockhart, Amy E. Miles (who joined the Committee on January 21, 2014) and Martin H. Nesbitt. The Finance Committee is governed by a written charter last adopted by the Board effective November 23, 2010.

This committee’s duties include:

developing guidelines and overseeing implementation of policies concerning our capital structure; and

reviewing and evaluating tax and treasury matters and financial returns of our transactions.

The COMPENSATION COMMITTEE met five times in 2013; its current members are Daniel A. Carp, Chair, Thomas D. Bell, Erskine B. Bowles, Wesley G. Bush, and Steven F. Leer. All members of the Compensation Committee are independent (see information under “Director Independence” on page 22) and satisfy all additional requirements for service on a Compensation Committee, as defined by the applicable rules of the New York Stock Exchange and the SEC. The Compensation Committee is governed by a written charter last adopted by the Board effective July 23, 2013.

This committee’s duties include:

considering and making recommendations to the Board concerning the compensation levels, plans and programs for the directors, Chief Executive Officer and those officers whose annual salaries are fixed by the Board;

reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation and considering and recommending to the independent members of the Board the compensation of the Chief Executive Officer based on an evaluation of the Chief Executive Officer’s performance relative to those corporate goals and objectives;

considering the results of any shareholder advisory vote on executive compensation in connection with its review of the executive compensation strategy, plans and programs of the Corporation;

considering and making recommendations to the Board concerning the adoption and administration of any management incentive bonus plan, deferred compensation plan, long-term incentive plan or other executive compensation plan, including personnel eligible to participate and the method of calculating bonuses, deferred compensation amounts or awards under any such plan;

overseeing the design of our employee retirement plans;

making any other compensation decisions for which it is desirable to achieve the protections afforded by Section 162(m) of the Internal Revenue Code or by other laws or regulations that may be or become relevant in this area and in which only “disinterested” directors may participate; and

overseeing disclosures under the Compensation Discussion and Analysis (“CD&A”) on executive compensation as required by the SEC to be included in the annual proxy statement or Annual Report on Form 10-K and producing a Compensation Committee Report indicating that it has reviewed and discussed the CD&A with management and approved its inclusion in the annual proxy statement.

The Compensation Committee makes all salary recommendations to the independent members of the Board of Directors for the Chief Executive Officer and, based on the Chief Executive Officer’s individual performance evaluations, to the Board of Directors for all other Board-elected officers. The Compensation Committee also makes long-term incentive compensation awards to directors and makes recommendations to the full Board of Directors on all other elements of director compensation. In setting such compensation for the directors and the Chief Executive Officer, the Compensation Committee considers the recommendations of the compensation consultant.

NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement

BOARD OF DIRECTORS

The Compensation Committee has engaged Pay Governance to assist it in making compensation recommendations and decisions and otherwise fulfilling its duties under its charter. The Committee annually requests that Pay Governance assess our compensation and employee benefit arrangements, particularly those relevant to our directors and Executive Officers, and advise it whether any changes would be recommended in order to ensure that our compensation arrangements with our directors and Executive Officers are appropriate. During the Compensation Committee’s 2013 review of the directors’, the Chief Executive Officer’s and management’s compensation levels, the Committee considered the advice they received from Pay Governance; however, the Committee was responsible for deciding or for making final recommendations to the Board as to the form and amount of our compensation programs.

In January 2014 the Compensation Committee considered whether Pay Governance had any conflicts of interest in its service as the Committee’s compensation consultant. Based on information presented by Pay Governance and information provided by management, the Committee determined that Pay Governance has no such conflict of interest.

The AUDIT COMMITTEE met eight times in 2013; its current members are Burton M. Joyce, Chair, Robert A. Bradway, Karen N. Horn, Michael D. Lockhart, Amy E. Miles (who joined the Committee on January 21, 2014), Martin H. Nesbitt, and John R. Thompson. The Board has determined that all current members of the Audit Committee are independent (see information under “Director Independence” on page 22) and satisfy all additional requirements for service on an audit committee, as defined by the applicable rules of the New York Stock Exchange and the SEC, and no member of the Audit Committee serves on more than three public company audit committees. While other members of the Audit Committee may also qualify, the Board has determined that Burton M. Joyce, who is a member of the Audit Committee, qualifies as an “audit committee financial expert,” as that term is defined by SEC rules.

The Audit Committee is governed by a written charter last adopted by the Board effective November 24, 2009. This committee’s duties include:

assisting Board oversight of the accuracy and integrity of our financial statements, financial reporting process and internal control systems;

engaging an independent registered public accounting firm (subject to stockholder ratification) based on an assessment of their qualifications and independence, and pre-approving all fees associated with their engagement;

evaluating the efforts and effectiveness of our independent registered public accounting firm and Audit and Compliance Department, including their independence and professionalism;

facilitating communication among the Board, the independent registered public accounting firm, our financial and senior management and our Audit and Compliance Department;

assisting Board oversight of our compliance with applicable legal and regulatory requirements; and

preparing the “Audit Committee Report” that SEC rules require be included in our annual proxy statement.

NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement 30

RELATED PERSON TRANSACTIONS

AUDIT COMMITTEE REPORT

Before our Annual Report on Form 10-K for the year ended December 31, 2013, was filed with the SEC, the Audit Committee of the Board of Directors reviewed and discussed with management our audited financial statements for the year ended December 31, 2013.

The Audit Committee has discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by PCAOB Auditing Standard No. 16, “Communications with Audit Committees,” as amended.

The Audit Committee also has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC.

2013 Members of the Audit Committee

Burton M. Joyce, Chair

Robert A. Bradway, Member

Karen N. Horn, Member

Michael D. Lockhart, Member

Martin H. Nesbitt, Member

John R. Thompson, Member

RELATED PERSON TRANSACTIONS

We may occasionally participate in transactions with certain “related persons.” Related persons include our Executive Officers, directors, beneficial owners of 5% or more of our common stock, immediate family members of these persons, and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related person transactions.” We have adopted a written policy to prohibit related person transactions unless they are determined to be in Norfolk Southern’s best interests. Under this policy, the Audit Committee is responsible for the review and approval of each related person transaction exceeding $120,000. In instances where it is not practicable or desirable to wait until the next meeting of the Audit Committee for review of a related person transaction, the Chair of the Audit Committee has been delegated authority to act between Audit Committee meetings. The Audit Committee, or the Chair, considers all relevant factors when determining whether to approve a related person transaction including, without limitation, whether the proposed transaction is on terms and made under circumstances that are at least as favorable to Norfolk Southern as would be available in comparable transactions with or involving unaffiliated third parties. Among other relevant factors, they consider the following:

the size of the transaction and the amount of consideration payable to the related person(s);

the nature of the interest of the applicable director, director nominee, Executive Officer, or 5% stockholder, in the transaction; and

whether we have developed an appropriate plan to monitor or otherwise manage the potential for a conflict of interest.

The Chair must report any action taken pursuant to this delegated authority to the Audit Committee at its next meeting. In addition, at the Audit Committee’s first meeting of each fiscal year, it reviews all previously approved related person transactions that remain ongoing and have a remaining term or remaining amounts payable to or receivable from us of more than $120,000. Based on all relevant facts and circumstances, taking into consideration our contractual obligations,

NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement

EXECUTIVE COMPENSATION

the Audit Committee determines whether it is in our and our stockholders’ best interest to continue, modify or terminate the related person transaction. During 2013, the Corporation did not have any related persons transactions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during 2013 were Daniel A. Carp, Chair, Thomas D. Bell, Jr., Erskine B. Bowles, Wesley G. Bush, and Steven F. Leer. None of the foregoing members has ever been employed by Norfolk Southern, and no such member had, during our last fiscal year, any relationship with us requiring disclosure under Item 404 of Regulation S-K or under the Compensation Committee Interlocks disclosure requirements of Item 407(e)(4) of Regulation S-K.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

2013 Compensation Highlights

For 2013, the Compensation Committee of our Board of Directors (which we will refer to as the “Committee”) took the following key actions with respect to executive compensation, as more fully described in this Compensation Discussion and Analysis:

Considered compensation paid by a peer group of companies consisting of other North American Class I railroads and, following that analysis, did not make any changes to salary levels or bonus opportunities for the Named Executive Officers, other than as a result of an officer changing jobs.

Changed its policy for setting compensation for the Chief Executive Officer to target the 50th percentile of comparative market data for total direct compensation, rather than targeting a range from the 50th to 65th percentile as was used in prior years.

Set financial and operating targets which, if met, would produce a 67% bonus payout. Norfolk Southern exceeded its targeted goals for the operating ratio and composite service measures, but the targeted financial goal for operating income was not met.

Continued to grant, as in past years, long-term incentive awards consisting of options, restricted stock units, and performance shares, all of whose ultimate value is based on shareholder return. The value of performance shares is also tied to achievement of disclosed goals for total stockholder return, return on average invested capital and operating ratio.

Awarded CEO compensation that is 78% at-risk and 54% of which is tied to established corporate performance goals.

Awarded CEO compensation that is 72% equity-based awards that are aligned with shareholder returns.

Continued to engage with stockholders on matters concerning executive compensation and make changes to our compensation programs as a result of such engagement, including eliminating prospective tax gross-up payments for senior executives.

The Committee believes that our compensation program provides competitive pay, promotes retention and provides incentives for our Executive Officers to maximize long-term shareholder value.

NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement 32

EXECUTIVE COMPENSATION

Objectives of Compensation Program

Norfolk Southern’s executive compensation program is primarily designed to:

Align executives’ compensation with overall business strategies;

Attract and retain highly qualified executives; and

Provide incentives that drive stockholder value.

The Committee is responsible for developing and maintaining appropriate compensation programs for our Executive Officers, including our Named Executive Officers.

In order to enhance the Committee’s ability to carry out these responsibilities effectively, as well as ensure that Norfolk Southern maintains strong links between executive pay and performance, the Committee:

Reviews management recommendations with respect to the compensation program.

Annually reviews individual performance of the Executive Officers with the Chief Executive Officer and recommends any compensation adjustments.

Has retained Pay Governance LLC as an independent compensation consultant.

Management Recommendations

The Chief Executive Officer and the Executive Vice President-Administration provide recommendations to the Committee on any adjustments to compensation for the Named Executive Officers, other than the Chief Executive Officer. Such adjustments are based on each individual’s performance, level of responsibility, and time in position. In addition, the Chief Executive Officer and Executive Vice President-Administration provide recommendations to the Committee on adjustments to compensation to address retention needs, performance goals, internal and market pay equity, overall corporate performance, and general economic conditions. Pay Governance makes recommendations to the Committee on any adjustments to compensation for the Chief Executive Officer, and the Chief Executive Officer is not

present when the Committee makes decisions on his

compensation package.

Use of Compensation Consultant

The Committee engaged Pay Governance to provide

executive compensation consulting services during 2013.

Pay Governance does not provide services to Norfolk

Southern other than those provided directly at the

request of the Committee. Pay Governance provides

requested reports and information to the Committee and

attends Committee meetings at the Committee’s

request. For 2013, the Committee engaged Pay

Governance to (1) conduct a market pay assessment of

Norfolk Southern’s compensation levels relative to both

the competitive market and Norfolk Southern’s

compensation philosophy, including identifying and

reviewing market

benchmark

positions and

compensation comparison data, (2) assist Norfolk

Southern with the development of long-term incentive

grant guidelines for the officer and management groups,

based on Pay Governance’s competitive pay assessment

and long-term incentive competitive market data,

(3) conduct an assessment of Norfolk Southern’s non-

employee directors’ compensation package relative to

competitive market practices, (4) review emerging trends

and issues in executive compensation with the

Committee and discuss the implications for Norfolk

Southern, and (5) provide certain additional executive

compensation consulting services as may be requested

by the Committee. In conducting the market pay

assessment, Pay Governance reviews with the

Committee parameters for the selection of peer group

companies and compiles compensation data for the peer

group. The Committee uses this information as a starting

point for its compensation decisions.

Compensation Policies

In setting compensation for the Named Executive

Officers, the Committee:

Considers comparative market data,

provided by the compensation consultant,

from other North American Class I railroads

as a guideline. In aggregate, the Committee

targets total direct compensation (i.e., salary

plus bonus plus the expected value of long-

term incentive awards) at the 50th percentile

for the Chief Executive Officer and at a range

from the 50th to the 65th percentile for the

other Named Executive Officers as compared

to the peer group.

NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement 33

EXECUTIVE COMPENSATION

Considers current salary levels, targeted bonus opportunities and the value of long- term incentive awards at the time the awards were made.

Considers expected corporate performance and general economic conditions.

The Committee does not consider amounts realized from prior performance-based or stock-based compensation awards when setting the current year’s target total direct compensation, regardless of whether such amounts realized may have resulted in a higher or a lower payout than targeted in prior years. Since the nature and purpose of performance-based and stock-based compensation is to tie executives’ compensation to future performance, the Committee believes that considering amounts realized from prior compensation awards in making current compensation decisions is inconsistent with such purpose.

Compensation Governance

The Compensation Committee works closely with its compensation consultant and management to develop the executive compensation program through the year and to align pay with performance and with pay at comparable companies. Embedded in our overall executive compensation program are certain best-practices features:

WE DO WE DO NOT DO

Stock Ownership X Tax gross ups on

Guidelines, for CEO and perquisites

President – 5 times annual

salary; for EVPs – 3 times

annual salary

Clawback provisions in X Stock option repricing,

both bonus and long-term

reloads or exchanges

incentives

without stockholder

approval

78% of CEO’s pay is X Stock options granted

at-risk

below fair market value,

as all stock options priced

during an open window

period after the release of

earnings

54% of CEO’s pay is X Pledging of Norfolk

performance-based

Southern securities

Disclosed metrics for X Hedging of Norfolk

bonus and long-term

Southern securities

incentives

Compensation X Individual

Committee comprised

employment agreements

entirely of outside

or individual

independent directors

supplemental retirement

plans

Independent X Single trigger change

compensation consultant

in control agreements

that is hired by and reports

directly to the

Compensation Committee

Annual Say on Pay X Excise tax gross ups on

vote

change in control benefits

2014 Proxy Statement

NORFOLK SOUTHERN CORPORATION

Peer Group

The Committee monitors the continuing appropriateness of the peer group. Beginning in 2011, the Committee narrowed its peer group for the Named Executive Officers to focus on the other North American Class I railroads because Norfolk Southern is primarily in competition with those companies for key executive talent. As a result, the Committee determined that reference to the pay levels at the other North American Class I railroads was the most relevant comparator for the Named Executive Officers. Therefore, the North American Class I railroads that make up the peer group companies for 2013 (“Peer Group Companies”) are:

EXECUTIVE COMPENSATION

stockholders approved that resolution, excluding abstentions and shares that were not voted. The Committee viewed the results of the advisory vote as demonstrating broad shareholder support for our current executive compensation program. Given the results of the stockholder advisory vote and the Committee’s ongoing review of the Corporation’s compensation programs, the Committee believes that the Corporation’s existing compensation programs effectively align the interests of the Named Executive Officers with the Corporation’s long-term goals. While the stockholder vote on compensation is advisory in nature, the Board and Compensation Committee will carefully consider the results of any such vote in future compensation decisions.

BNSF Railway

Canadian National Railway

Canadian Pacific Railway

CSX

Kansas City Southern

Union Pacific

The Committee applies its executive compensation

policies consistently to all Named Executive Officers, and

the application of these policies produces differing

amounts of compensation for the Chief Executive Officer,

the President and the Executive Vice Presidents based on

tenure and responsibilities. In setting the Chief Executive

Officer’s compensation, the Committee strives to

balance comparative market data for chief executive

officers of Peer Group Companies with its goal to provide

meaningful incentive opportunities earned on the basis of

performance which contributes to delivering stockholder

returns. In addition, the Committee looks at executives at

the President and Executive Vice President levels and

considers the appropriate compensation differential

between the Chief Executive Officer and the remaining

executive officers. Because the Chief Executive Officer’s

job carries the highest level of responsibility and has the

greatest ability to drive shareholder value, his total

compensation contains a higher variable or at-risk

component than that of other executives.

Consideration of Stockholder Advisory Vote on

Compensation

At Norfolk Southern’s 2013 Annual Meeting of

Stockholders, the Corporation’s stockholders voted on a

non-binding advisory resolution on the compensation

provided to the Corporation’s Named Executive Officers,

as reported in the Compensation Discussion and Analysis

and executive compensation tables in the Corporation’s

2013 proxy statement. Approximately 96% of voting

NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement

EXECUTIVE COMPENSATION

Shareholder Engagement

The Corporation regularly engages with its stockholders on matters of interest to stockholders as a whole, including executive compensation issues. In response to these discussions, the Committee and the Board of Directors have made several changes in 2013 to the executive compensation program and plans.

Tax Gross-up Payments

The Corporation entered into amendments to its change-in-control agreements with the Named Executive Officers to eliminate tax gross-up payments provided under the agreements.

Pledging; Hedging

In response to stockholder concerns, the Board of Directors adopted a policy to prohibit the Corporation’s Executive Officers from entering into pledging or hedging transactions or positions regarding the Corporation’s securities.

Benchmark for Chief Executive Officer’s Total Direct Compensation

The Committee changed its policy for setting compensation for the Chief Executive Officer to target the 50th percentile of comparative market data for total direct compensation, rather than targeting a range from the 50th to 65th percentile.

Compensation Components

Overview

The Committee strives to create a compensation program that provides our Named Executive Officers with a balanced compensation package that includes an appropriate base salary along with competitive annual and long-term incentive compensation, so as to directly link executives’ compensation to the Corporation’s financial performance and thus align their interests with those of our stockholders. Norfolk Southern’s total compensation for its Named Executive Officers is thus weighted heavily toward performance-based incentive compensation rather than base salary, with the result that a substantial portion of 2013 target executive compensation aligns with shareholder interests and is at-risk.

For 2013, Norfolk Southern has chosen to report compensation for its Chief Operating Officer as an additional Named Executive Officer in the compensation tables and to discuss his compensation in this Compensation Discussion and Analysis section.

2013 Named Executive Officers

Name Position

Charles W. Moorman, IV Chairman and Chief Executive Officer

James A. Squires President

John P. Rathbone Former Executive Vice President – Finance and Chief Financial Officer

Marta R. Stewart Executive Vice President – Finance and Chief Financial Officer

Deborah H. Butler Executive Vice President – Planning and Chief Information Officer

Mark D. Manion Executive Vice President and Chief Operating Officer

Donald W. Seale Executive Vice President and Chief Marketing Officer

NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement 36

EXECUTIVE COMPENSATION

2013 CEO Target Total Compensation Mix

Salary 11%

Total Cash

Compensation

Bonus 17% 28%

PSUs 37%

Long-Term

Compensation

72%

Options 24%

RSUs 11%

Performance-

Total Direct Based

Compensation At-Risk Compensation

100% Compensation 54%

78%

2013 CEO Target Mix of Long-Term Incentive Plan Awards

NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement

EXECUTIVE COMPENSATION

2013 Executive Vice President Target Total Compensation Mix*

Salary 23%

Total Cash

Compensation

43%

Bonus 20%

Total Direct Performance-

Compensation Based

At-Risk

100% Compensation

Compensation 48%

66%

PSUs 28%

Long-Term

Compensation

57%

Options 18%

RSUs 11%

2013 Executive Vice President Target Mix of Long-Term Incentive Plan Awards

19%

Performance Share Units

Options

49%

Restricted Stock Units

32%

* The charts on this page reflect the compensation mix for Mr. Squires’ service as an Executive Vice President before his promotion to President of the Corporation on June 1, 2013. These charts do not reflect Mr. Squires’ adjusted compensation mix for his role as President beginning on June 1, 2013, because the Committee did not adjust the targets for his long-term incentive opportunities at that time. For a similar reason, the charts on this page do not reflect the compensation mix for Ms. Stewart, who became an Executive Vice President on November 1, 2013.

NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement 38

In establishing compensation for the different executive levels, the Committee has historically attempted to provide internal pay equity across each level so that executives occupying positions at a similar level and having a similar level of responsibility, such as Executive Vice President, received similar total direct compensation. Given recent changes in the executive officers of the Corporation and resulting differences in relative responsibilities and tenure, the Compensation Committee now considers internal pay equity across each level as only one of many factors to consider.

The Committee considers what proportion of total direct compensation should be paid annually as base salary, as total cash compensation (salary plus bonus) and as long-term compensation. This allocation is based in part on comparison to the compensation mix of the Peer Group Companies. The Committee benchmarks Executive Officers’ total direct compensation as the best measure of the Corporation’s competitiveness with Peer Group Companies, rather than set a specific target for each component of compensation. While the Committee will consider benchmarked (and/or averaged, particularly where the sample size is small) base salary, total cash compensation and long-term compensation for the Peer Group Companies as a whole or for individual Peer Group Companies, the Committee does not establish targeted percentiles for each component of total direct compensation. The Committee believes this approach targets a competitive level of total direct compensation, while also allowing the Committee the flexibility to consider market practices, internal pay equity, and our history of salary and bonus adjustments in determining the compensation component mix. This allocation is reevaluated annually.

Periodically, the Committee reviews the mix of compensation paid to the Chief Executive Officer and other Named Executive Officers compared to the compensation mix paid to similar officers at individual Peer Group Companies. During 2012, this review resulted in an increase in the cash components of executive compensation, while keeping Total Direct Compensation targets unchanged. During 2013, this review did not result in any change to the allocation of Total Direct Compensation, and accordingly, executive salary levels and bonus opportunities were not changed, other than as a result of a change in position level.

Also during 2013, the Corporation appointed Mr. Squires as President. Based on recommendations from the compensation consultant, the Compensation Committee

NORFOLK SOUTHERN CORPORATION

EXECUTIVE COMPENSATION

increased Mr. Squires’ salary and bonus opportunity, commensurate with the increase in Mr. Squires’ duties.

For 2013, the portion of total direct compensation awarded as cash compensation was approximately 28% for Mr. Moorman, 47% for Mr. Squires, 71% for Ms. Stewart and 43% for the other Named Executive Officers, and the portion of total direct compensation awarded as long-term incentive compensation was approximately 72% for Mr. Moorman, 53% for Mr. Squires, 29% for Ms. Stewart and 57% for the other Named Executive Officers. Mr. Squires and Ms. Stewart were each promoted to new positions in 2013. As a result of these appointments, the Compensation Committee increased their salary and bonus opportunities for 2013, but did not award any additional long-term incentive compensation. As a result, Mr. Squires and Ms. Stewart each had a greater percentage of total direct compensation awarded as cash compensation for 2013.

The Committee further considers the portion of total direct compensation which is to be awarded as long-term compensation (including both the fixed and the at-risk portions) and how the long-term piece of compensation should be allocated among stock options, performance shares, and restricted stock units. This allocation is based on general market practices, compensation trends, governance practices, and business issues facing Norfolk Southern. In making this determination, the Committee takes into account the potential dilutive effect of stock-based awards, including guidance on these measures from proxy advisory services, and further considers the purpose behind each element of long-term compensation and how the allocation among these elements will contribute to its overall compensation policies. The Committee does not target comparative market data in making this allocation decision. For 2013, the Committee retained the same mix of awards as were granted in 2011 and 2012.

The Committee considers where the resulting total direct compensation, valued at the time of the award, falls within the targeted parameter for the Named Executive Officers. This comparison is based on salary for the upcoming year, an estimated 67% earn-out for the bonus, an estimated 50% earn-out for performance share units awarded for the upcoming year, a binomial model valuation for stock options, and an estimated fair market value for restricted stock units. The value of long-term incentive compensation is based on the estimated fair market value of Norfolk Southern’s stock at the time the award is approved by the Committee.

2014 Proxy Statement

EXECUTIVE COMPENSATION

Total direct compensation awarded for 2013 for Mr. Moorman was positioned at the 56th percentile as compared to the Peer Group Companies, and therefore within a reasonable range of the targeted 50th percentile There were no directly comparable positions to Mr. Squires’ position at the Peer Group Companies so the Committee was not able to consider where his total direct compensation was positioned as compared to other presidents at Peer Group Companies. Total direct compensation awarded for 2013 to the Executive Vice Presidents, other than Ms. Stewart, was positioned at the 52nd percentile as compared to the Peer Group Companies, and therefore was within a reasonable range of the 50th to 65th percentile target. Ms. Stewart served as an Executive Vice President for only two months during 2013, and as such her compensation fell below the target for Executive Vice Presidents.

The Committee may adjust compensation for any executive based on individual performance or to align with the Corporation’s compensation objectives. In particular, the Committee may reduce certain compensation that is based on corporate performance (such as the annual bonus or performance shares), and may reduce or increase certain compensation that is not based on corporate performance (such as the number of restricted stock units awarded). The Committee determined in 2014 that the individual performance of all Named Executive Officers for 2013 met or exceeded expectations and therefore did not make any adjustments to compensation on the basis of individual performance.

Salaries

The Committee reviews the Named Executive Officers’ base salaries annually and makes adjustments from time to time to realign salaries with market levels, after taking into account individual performance and experience, or for other circumstances. As described above, the salaries of the Chief Executive Officer and Executive Vice Presidents were not increased in 2013. Mr. Squires’ salary was increased effective June 2013 due to his appointment to the position of President. Because there are no directly comparable positions at the Peer Group Companies, the Committee considered Mr. Squires’ additional duties and positioned his salary between the Chief Executive Officer level and Executive Vice President level. Ms. Stewart’s salary was increased effective November 2013 due to her appointment to the position of Executive Vice President and Chief Financial Officer. The base salaries for the Chief Executive Officer and Executive Vice Presidents were last increased in 2012.

NORFOLK SOUTHERN CORPORATION

Annual Bonus

Each of our Named Executive Officers participates in Norfolk Southern’s Executive Management Incentive Plan (“EMIP”), which is designed to compensate executives based on achievement of annual corporate performance goals. Each year, the Committee establishes a maximum bonus opportunity for each Named Executive Officer. This opportunity is expressed as a percentage of base salary and is determined using a variety of relevant factors including but not limited to the competitive landscape reflected by the Peer Group Companies.

Annual Maximum Committee’s Company

Base X Bonus Discretionary X Payout

Salary Opportunity Adjustment Percentage

Earned

For 2013, the Committee established a maximum bonus opportunity for Mr. Moorman of 250% of his base salary, and a maximum bonus opportunity for each of the Executive Vice Presidents of 145% of his or her base salary. Upon Mr. Squires’ appointment as President of the Corporation, the Committee increased his maximum bonus opportunity to 165% for the remainder of 2013, which was positioned between the Chief Executive Officer’s and Executive Vice President’s maximum bonus opportunity levels. The maximum annual award that each Named Executive Officer is eligible to receive is not the amount expected to be paid to an executive, but is instead the highest amount that the Committee may award as performance-based compensation while preserving deductibility under Section 162(m) of the Internal Revenue Code. The Committee has no discretion to increase the bonus payout above the maximum bonus opportunity under the EMIP. The Committee chose these maximum opportunities to permit flexibility in the event of unusual and exceptional circumstances, and their expectation, absent such circumstances, was to approve payouts that correspond to a 225% opportunity for Mr. Moorman, a 150% opportunity for the President position and a 135% opportunity for Executive Vice Presidents to more closely align with market pay positions. As described earlier, the Committee established performance targets which, if met, would result in bonus payments equal to 67% of the 225%, 150% and 135% opportunities.

After the end of the performance year 2013, the Committee did not make any adjustments to the bonus payout based on individual performance and approved bonus payouts to Mr. Moorman based on a 225% opportunity, to Mr. Squires at a 150% opportunity for the portion of the year he served as President and to the

2014 Proxy Statement

EXECUTIVE COMPENSATION

Executive Vice Presidents based on a 135% opportunity. The bonus amounts paid for 2013 and reported as "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table are based on the formula described below applied to these bonus opportunities.

Under EMIP, each participant has an opportunity to earn a bonus amount that is determined by the company's performance relative to goals established by the Committee. In 2013, the Committee established goals for operating income, operating ratio and the composite service measure, weighted 50%, 35% and 15% repectively. The composite service measure is the weighted average of adherence to operating plan, connection performance, and train performance, with weights of 30%, 30% and 40% respectively. Each metric is based on objective performance targets, and the composite service measure is based on goals for each of the three individual service measures. The composite service measure is comprised of 30% for adherence to operating plan, 30% for connection performance and 40% for train performance. The portions of the bonus based on operating income, operating ratio and the composite service measure each vest independently, so it is possible to earn a bonus by achieving the threshold on only one of these metrics. The Committee selected these metrics for 2013 because it believed that use of such metrics best reflects railroad management effectiveness and thereby enhances stockholder value. In anticipation of more challenging business conditions in 2013, the Committee reduced the performance standards for operating ratio and operating income as compared with performance goals established in 2012, but increased the performance standards for the composite service measure.

For 2013, the Committee set the following threshold, target and maximum payouts:

- if Norfolk Southern achieved only one of each threshold performance measure listed below, then a threshold payout of:

  — 0.02% at an operating income of $1.501 billion, or

  — 0.35% at an operating ratio of 77.9%, or

  — 4.5% at a composite service measure of 73%

- a targeted payout of 67% for an operating income of $3.30 billion, an operating ratio of 71.2% and a composite service measure of 80.0%, and
- a maximum payout of 100% if Norfolk Southern achieved an operating income equal to or in excess of $3.49 billion, an operating ratio equal to or lower than 70.7%, and a composite service measure equal to or in excess of 82.5%.

The dollar amounts corresponding to the above-listed threshold, target and maximum bonus opportunities for each of the Named Executive Officers can be found in the Grants of Plan-Based Awards Table.

For each of the three performance goals, the Committee sets targets and resulting payouts at regular intervals between the threshold, target and maximum. The final bonus percentage is calculated using a weighted average of the payouts for each performance measure as shown below:

ANNUAL BONUS PERFORMANCE MEASURES

Operating Income (billions)		Operating Ratio		Composite Service Measure	
50%		35%		15%	
OI	Payout	OR	Payout	CSM	Payout
$3.49	100%	70.7%	100%	82.5%	100%
$3.44	92%	70.9%	92%	81.9%	92%
$3.39	84%	71.0%	84%	81.3%	84%
$3.35	76%	71.1%	76%	80.7%	76%
$3.30	67%	71.2%	67%	80.0%	67%
$3.25	60%	71.6%	60%	78.6%	60%
$3.18	52%	71.9%	52%	77.2%	52%
$3.11	45%	72.3%	45%	75.8%	45%
$2.60	37%	73.0%	37%	74.0%	37%
$2.20	30%	75.0%	30%	73.0%	30%
$1.50	0%	78.0%	0%	<73.0%	0%

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NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement

EXECUTIVE COMPENSATION

Actual results for the year were applied to each schedule to determine the earned 2013 award, as detailed below:

Performance Metric	Performance	% of Award Earned	Component Weighting	Subtotal
Operating Income (billions)	$3.257	61.0%	50%	30.5%
Operating Ratio	71%	84.0%	35%	29.4%
Composite Service Measure	83.3%	100%	15%	15.0%
Total (rounded)				**74.9%**

Under the terms of the Executive Management Incentive Plan, bonuses paid to any individual executive under the plan will not exceed the lesser of three tenths of one percent of the Corporation's income from railway operations for the incentive year or ten million dollars.

Long-Term Incentive Awards

Norfolk Southern believes that the most effective means to encourage long-term performance by our Named Executive Officers is to create an ownership culture. This philosophy is implemented through the granting of equity-based awards that vest based on continued employment and other long-term awards which vest on achievement of pre-determined performance goals. The Committee believes that the use of long-term incentive compensation for executives reinforces their focus on the importance of returns to stockholders, promotes achievement of long-term performance goals, and encourages executive retention.

The 2013 long-term incentive awards resulted in an award allocation of approximately 31% as stock options, 14% as restricted stock units, and 55% as performance shares for the Chief Executive Officer, and 30% as stock options, 17% as restricted stock units, and 53% as performance shares for the Named Executive Officers other than Ms. Stewart. Executives are required not to engage in competing employment as a condition of receiving the 2013 award.

Stock Options. Norfolk Southern believes that use of options provides it with the ability to retain key employees and at the same time increase stockholder value since the value of the options is only realized if Norfolk Southern's stock price increases from the date on which the options are granted. For 2013, the Committee maintained the option vesting period at four years to encourage retention of key employees and awarded dividend equivalent payments on options during the four-year vesting period.

Norfolk Southern grants stock options annually at the regularly scheduled January meeting of the Committee. The Committee approves all option grants and sets the option price based on a long-standing pricing practice. Under this long-standing practice, the Board of Directors approves year-end financial results at its January meeting, and Norfolk Southern typically releases such results after market close later that day. Also at the January meeting, the Committee sets the effective date of the grant as the first day of the trading window during which executives are permitted to trade in Norfolk Southern's securities and following the release of Norfolk Southern's financial results, thereby establishing a prospective effective date to price the options. During 2013, the Board amended the Long-Term Incentive Plan to formalize this long-standing option pricing practice. Options are priced on the effective date of the grant at the higher of (i) the closing price or (ii) the average of the high and low price on the effective date of the grant. In addition, the Long-Term Incentive Plan prohibits repricing of outstanding stock options without the approval of stockholders.

Performance Shares. Norfolk Southern uses performance shares to reward the achievement of performance goals over a three-year period. Performance goals are established at the time of grant for three equally weighted criteria: Return on Average Invested Capital, a total stockholder return measure, and operating ratio. For performance shares, vesting of one-third of the shares is based on Return on Average Invested Capital, which Norfolk Southern believes is an indicator important to stockholders of a capital-intensive company such as Norfolk Southern. Return on Average Invested Capital for this purpose is calculated by dividing Norfolk Southern's pre-tax income (adjusted to exclude interest expense and bonus accruals) by the average of Norfolk Southern stockholders' equity plus debt due after one year as measured at the end of each year in the three-year period. Vesting of an additional one-third of the shares is based on Norfolk Southern's total

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stockholder return as compared with the stockholder return of the other publicly-traded North American Class I railroads, with a secondary measure based on a comparison of Norfolk Southern's stockholder return to the S&P 500, with each stockholder return measurement reflecting the return over the entire three-year period and using a 20-day average to measure performance at the beginning and the end of the period. Vesting of the remaining one-third of the shares is based on the average operating ratio over a three-year performance period.

Each one-third of performance shares granted vests independently of the other two-thirds and their respective performance metrics. Norfolk Southern believes that the use of the three metrics described above promotes the enhancement of stockholder value and efficient utilization of corporate assets.

For the 2011-2013 performance cycles, the performance criteria and resulting earn-out percentages are as follows:

Performance Metric		% of PSUs Earned 2011-2013
NS Three-Year Total Stockholder Return ("TSR") vs. North American Class I Railroads#	1st	100%
	2nd	75%
	3rd	50%
	4th	25%*
	5th	0%*

*Minimum 40% earnout if NS TSR > median S&P 500 TSR for 3-year period
#Ranking excludes any Class I Railroad that is not publicly traded

Three-Year Average Return on Average Invested Capital ("ROAIC")	≥20%	100%
	19%	90%
	18%	80%
	17%	70%
	16%	60%
	15%	50%
	14%	40%
	13%	20%
	<13%	0%
Three-Year Average Operating Ratio ("OR")	≤67%	100%
	70%	75%
	74%	50%
	78%	25%
	>78%	0%

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The earned award for the 2011-2013 performance shares was determined as follows:

Performance Metric	Performance	% of Award Earned
Total Stockholder Return ("TSR") vs. North American Class I Railroads	5th	0.0%
40% earnout if NS TSR > median S&P 500 TSR for 3-year period	NS TSR> median S&P 500 TSR	40.0%
Return on Average Invested Capital ("ROAIC")	18.7%	87.0%
Operating Ratio ("OR")	71.3%	66.9%
Total (sum of % of Award Earned divided by 3 for one-third weighting of each of the components)		**64.6%**

For the 2012-2014 cycle, the Committee maintained the same performance targets from the 2011-2013 cycle because the Committee believed these targets continued to provide appropriate incentives. In setting the performance targets for the 2013-2015 cycle, the Committee considered the performance targets for the 2012-2014 and 2011-2013 cycles and the earn-out percentages for prior years' performance share awards. For the 2013-2015 cycle, the Committee raised the performance target for Operating Ratio to incentivize enhanced operating performance, and the Committee maintained the performance targets for Return on Average Invested Capital and Total Stockholder Return from the 2012-2014 cycle, because it believed these targets continued to provide appropriate incentives. Thus, for the 2013-2015 performance cycle, the performance criteria and resulting earn-out percentages for the total stockholder return and return on average invested capital measures are the same as listed in the table above, and the performance criteria and resulting earn-out percentages for the operating ratio measure are as follows:

Performance Metric		% of PSUs Earned 2013-2015
NS Three-Year Total Stockholder Return ("TSR") vs. North American Class I Railroads#	1st	100%
	2nd	75%
	3rd	50%
*Minimum 40% earnout if NS TSR > median S&P 500 TSR for 3-year period	4th	25%*
#Ranking excludes any Class I Railroad that is not publicly traded	5th	0%*
Three-Year Average Return on Average Invested Capital ("ROAIC")	≥20%	100%
	19%	90%
	18%	80%
	17%	70%
	16%	60%
	15%	50%
	14%	40%
	13%	20%
	<13%	0%
Three-Year Average Operating Ratio ("OR")	≤68%	100%
	69%	75%
	71%	50%
	76%	25%
	>76%	0%

44 NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement

For the 2013-2015 performance shares, Norfolk Southern used a 50% earn-out assumption to value the award for market comparison purposes.

Restricted Stock Units: Norfolk Southern believes that the use of time-based restricted stock units serves as a key retention tool for keeping valued members of management. For 2013, Norfolk Southern granted restricted stock units which vest on the fifth anniversary of the date of grant, which settle in whole shares of Norfolk Southern common stock and which units are not forfeited upon retirement, disability or death.

Retirement Plans and Programs

Norfolk Southern believes that its Retirement Plan and Supplemental Benefit Plan provide it with the ability to retain key employees over a longer period. Norfolk Southern sponsors a qualified defined benefit pension plan that provides a benefit based on age, service and a percentage of final average compensation. Norfolk Southern also sponsors a nonqualified supplemental benefit plan that provides a retirement benefit for salary or bonus that is deferred, restores the retirement benefit for amounts in excess of the Internal Revenue Code limitations for tax-qualified retirement plans and may be used to provide enhanced retirement benefits for certain executives. In addition to supporting the goal to retain key employees, Norfolk Southern believes that the supplemental benefit plan also recognizes, rewards and encourages contributions by its key employees and maintains internal equity by ensuring that benefit levels are based on compensation levels that reflect the relative contribution of each participant. Further information on the Retirement Plan and Supplemental Benefit Plan may be found in the Narrative to Pension Benefits Table on page 59.

Norfolk Southern maintains the Executives’ Deferred Compensation Plan (the “EDCP”) for the benefit of the Named Executive Officers and certain other employees. The purpose of the EDCP is to provide executives with the opportunity to defer compensation and earnings until retirement or another specified date or event. The type of compensation eligible for deferral includes base salary and the annual bonus. Further information on the EDCP may be found in the Narrative to Nonqualified Deferred Compensation Table on page 61.

Other Benefits and Perquisites

Norfolk Southern provides the Named Executive Officers with certain health and welfare benefits, a tax-qualified 401(k) plan, and certain other perquisites which Norfolk

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EXECUTIVE COMPENSATION

Southern believes are necessary to retain Executive Officers and to enhance their productivity. The value of perquisites is considered as part of the total compensation package when other elements are evaluated.

Norfolk Southern’s Board of Directors has directed and requires the Chief Executive Officer and the President, and their families and guests when appropriate, to use Norfolk Southern’s aircraft whenever reasonably possible for air travel. Norfolk Southern believes that such use of the corporate aircraft promotes its best interests by ensuring the immediate availability of these officers and by providing a prompt, efficient means of travel and in view of the need for security in such travel. For the same reasons, Norfolk Southern’s Board of Directors has determined that the Chief Executive Officer and the President may authorize employees and their guests to use the corporate aircraft for purposes which further the business interests of Norfolk Southern and when the aircraft is not otherwise needed for business use. Such non-business use by other employees and their guests is infrequent. Other perquisites include executive physicals, personal use of company facilities, certain approved spousal travel, and tax preparation services. Norfolk Southern does not make tax gross-up payments on perquisites for Executive Officers or provide company cars to Executive Officers. The chief marketing officer receives a business expense reimbursement for club dues in cases where the membership furthers the business interests of Norfolk Southern.

Norfolk Southern believes that the benefits and perquisites described above are appropriate to remain competitive compared to other companies and to promote retention of these officers.

Impact of the Tax Treatment of Awards on Norfolk Southern’s Compensation Policies

Norfolk Southern’s executive compensation program has been carefully considered in light of the applicable tax rules. Section 162(m) of the Internal Revenue Code generally provides that a publicly-held company may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per executive officer in any year. However, limited exceptions to Section 162(m) apply with respect to performance-based compensation. In order to allow deductibility of the annual bonus and certain long-term incentive awards, Norfolk Southern amended the Long-Term Incentive Plan and Executive Management Incentive Plan in 2010 with stockholder approval to permit the continued grant of performance-based

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compensation that meets the requirements of Section 162(m) under those plans. However, Norfolk Southern believes that tax-deductibility is but one factor to be considered in fashioning an appropriate compensation package for executives. Norfolk Southern reserves and will continue to exercise its discretion in this area so as to serve the best interests of Norfolk Southern and its stockholders.

Change-in-Control Agreements

Norfolk Southern entered into change-in-control agreements during 1996 at a time of consolidation in the rail industry. The agreements were intended to provide certain economic protections to executives in the event of a termination of employment following a change-incontrol of Norfolk Southern and to keep management intact and focused on the best interests of Norfolk Southern and its stockholders without the distraction of possible job and income loss. The Committee continues to believe that the agreements are reasonable and appropriate. Benefits will not be paid under the agreements unless both a change in control occurs and the executive’s employment is terminated or constructively terminated following the change in control. We believe this “double trigger” maximizes stockholder value because this structure would prevent an unintended windfall to management in the event of a change in control that does not result in the termination (or constructive termination) of employment of management. In 2002, the Board of Directors agreed to abide by a stockholder approved proposal that future severance agreements with senior executives that exceed

2.99 times the sum of the executive’s base salary plus bonus require stockholder approval. The change-incontrol agreements were revised in 2008 to comply with Section 409A of the Internal Revenue Code but did not enhance or increase benefits provided under the agreements as they existed prior to the revisions. In January 2013, the Corporation entered into amendments to its change-in-control agreements with the Named Executive Officers to eliminate tax gross-up payments provided under the agreements. A detailed description of the benefits provided under the change-in-control agreements may be found under the section Change-inControl Agreements on page 67.

Share Ownership Guidelines

Norfolk Southern’s Board of Directors has established as part of its Corporate Governance Guidelines the following ownership guidelines for shares of Norfolk Southern stock for its directors and Executive Officers:

NORFOLK SOUTHERN CORPORATION

Position Minimum Value

Directors 5 times annual retainer

Chairman and Chief

Executive Officer, 5 times annual salary

President

Executive Vice Presidents 3 times annual salary

Senior Vice Presidents and

1 times annual salary

Vice Presidents

For directors, Norfolk Southern common stock, restricted stock, stock equivalents held in Norfolk Southern’s dividend reinvestment plan, and deferred and restricted stock units held in Norfolk Southern’s Long-Term Incentive Plan or under the Directors’ Deferred Fee Plan count toward this requirement. For Executive Officers, Norfolk Southern common stock and stock equivalents held in Norfolk Southern’s 401(k) plan, dividend reinvestment plan and through share retention agreements are counted toward these requirements, but unexercised stock options or unvested equity awards do not count. Directors and officers may acquire such holdings over a five-year period. All directors and officers currently meet this guideline or are expected to meet the guideline within the five-year grace period.

Pledging; Hedging

All of the Corporation’s Executive Officers are prohibited from entering into pledging or hedging transactions or positions regarding the Corporation’s securities.

All Executive Officers of Norfolk Southern are required to clear any transaction involving its common stock with Norfolk Southern’s Corporate Secretary prior to engaging in the transaction.

Policies and Decisions Regarding the Adjustment or Recovery of Awards

While Norfolk Southern does not anticipate there would ever be circumstances where a restatement of earnings upon which incentive plan award decisions were based would occur, should such an unlikely event take place, Norfolk Southern, in evaluating such circumstances, would have discretion to take all actions necessary to protect the interests of stockholders up to and including actions to recover such incentive awards. The performance share awards include a clawback provision to permit the recovery of performance share awards following a material restatement of Norfolk Southern’s financial results. Similarly, the Executive Management Incentive Plan includes a clawback provision to permit

2014 Proxy Statement

recovery of bonuses as a result of any material noncompliance with any financial reporting requirement under the securities laws. Both the Long-Term Incentive Plan and the Executive Management Incentive Plan

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further allow for the reduction, forfeiture or recoupment of any award as may be required by law.

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COMPENSATION TABLES

Summary Compensation Table

The following table shows the total compensation awarded to, earned by or paid to each Named Executive Officer during 2013 for service in all capacities to Norfolk Southern and our subsidiaries for the fiscal year ended December 31, 2013. The table also sets forth information regarding fiscal 2012 and 2011 compensation.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Charles W. Moorman, IV	2013	1,000,000	0	4,690,900	2,080,800	1,685,250	12,727	170,073	9,639,750
Chairman and Chief Executive Officer	2012	1,000,000	0	5,368,302	1,811,840	1,343,250	2,924,375	217,310	12,665,077
	2011	950,000	0	5,334,831	1,847,580	1,320,500	3,340,021	123,834	12,916,766
James A. Squires[1]	2013	687,500	0	1,126,917	489,600	744,319	109,036	105,310	3,262,682
President	2012	600,000	0	1,269,565	429,120	483,570	952,248	44,755	3,779,258
	2011	500,000	0	1,253,896	422,940	434,400	627,771	63,676	3,302,683
John P. Rathbone[2]	2013	500,000	0	1,126,917	489,600	505,575	76,121	210,179	2,908,392
Former Executive Vice President-Finance and	2012	600,000	0	1,269,565	429,120	483,570	1,063,450	72,585	3,918,290
Chief Financial Officer	2011	500,000	0	1,253,896	422,940	434,400	945,062	88,167	3,644,465
Marta R. Stewart[2]	2013	333,333	0	225,062	102,000	271,512	0	32,877	964,784
Executive Vice President-Finance and Chief Financial Officer									
Deborah H. Butler	2013	600,000	0	1,126,917	489,600	606,690	536,539	66,959	3,426,705
Executive Vice President-Planning and Chief	2012	600,000	0	1,269,565	429,120	483,570	1,767,170	64,500	4,613,925
Information Officer	2011	500,000	0	1,253,896	422,940	434,400	1,268,173	83,309	3,962,718
Mark D. Manion	2013	600,000	0	1,126,917	489,600	606,690	48,369	35,437	2,907,013
Executive Vice Presidentand Chief	2012	600,000	0	1,269,565	429,120	483,570	1,669,726	26,140	4.478,121
Operating Officer	2011	500,000	0	1,253,896	422,940	434,400	1,259,920	41,329	3,912,485
Donald W. Seale	2013	600,000	0	1,126,917	489,600	606,690	64,644	72,721	2,960,572
Executive Vice President and Chief Marketing	2012	600,000	0	1,269,565	429,120	483,570	1,282,374	66,041	4,130,670
Officer	2011	500,000	0	1,253,896	422,940	434,400	935,128	72,072	3,618,436

[1]*Effective June 1, 2013, James A. Squires was appointed to the position of President of the Corporation. Mr. Squires previously served as Executive Vice President – Administration.*

[2]*Effective November 1, 2013, John P. Rathbone retired and Marta R. Stewart became Executive Vice President-Finance and Chief Financial Officer. Ms. Stewart previously served as Vice President and Treasurer of the Corporation.*

Salary (Column (c))
Represents salary earned during 2011, 2012 and 2013 received on a current or deferred basis.

Stock Awards (Column (e))
The amounts reported for Stock Awards are the full grant date fair values of the awards computed in accordance with FASB ASC Topic 718 "*Compensation – Stock Compensation.*" This column includes Performance Share Units and Restricted Stock Units.

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For Performance Share Units, the full grant date fair value is determined consistent with the estimated full accounting cost to be recognized over the three-year performance period, determined as of January 31 following the grant date under FASB ASC Topic 718. For discussions of the relevant assumptions made in calculating these amounts, see note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. For the grant date fair value of only those awards granted to the Named Executive Officers in 2013, see the Grants of Plan-Based Awards Table on page 51.

The value of the Stock Awards reported in column (e), assuming the *highest* level of performance would be achieved, is as follows:

Year	C. W. Moorman, IV	J. A. Squires	J. P. Rathbone	M. R. Stewart	D. H. Butler	M. D. Manion	D. W. Seale
2013	$7,401,980	$1,745,750	$1,745,750	$328,201	$1,745,750	$1,745,750	$1,745,750
2012	$6,687,460	$1,577,940	$1,577,940		$1,577,940	$1,577,940	$1,577,940
2011	$6,650,970	$1,568,625	$1,568,625		$1,568,625	$1,568,625	$1,568,625

Option Awards (Column (f))

The amounts reported for Option Awards are the full grant date fair values of the awards computed in accordance with FASB ASC Topic 718 "*Compensation – Stock Compensation*." For discussions of the relevant assumptions made in calculating these amounts, see note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Non-Equity Incentive Plan Compensation (Column (g))

The amounts reported as Non-Equity Incentive Plan Compensation were paid under the Executive Management Incentive Plan, as more fully described in the Compensation Discussion and Analysis. Amounts reported in this column were earned in the indicated year, and may have been received on a current basis or deferred in accordance with our deferred compensation plans.

Change in Pension Values and Nonqualified Deferred Compensation Earnings (Column (h))

In accordance with SEC rules, any increase or decrease in the present value of the benefits under our Retirement Plan is aggregated with any increase or decrease in the present value of the benefits under our Supplemental Benefit Plan. The aggregated change is only included in this table if it is an increase.

As a result of the increase in the pension discount rate from 2012 to 2013, all of the Named Executive Officers had a decrease in the present value of the benefits under our Retirement Plan in 2013. Several of the Named Executive Officers also had a decrease in the present value of the aggregate of the benefits under our Retirement Plan and our Supplemental Benefit Plan in 2013. Thus, of the amounts shown in this column, the following represents the aggregate increase in the actuarial present value of the Named Executive Officers' accumulated benefits under the Retirement Plan and the Supplemental Benefits Plan for 2013: Mr. Squires, $109,036; Mr. Rathbone, $26,980; and Ms. Butler, $527,968. There was no aggregate increase in the present value of the benefits under these plans for Mr. Moorman, Ms. Stewart, Mr. Manion or Mr. Seale in 2013.

The remainder of the amounts shown in this column for 2013 represent the amounts by which 2013 interest accrued on salary and bonuses deferred by them under the Officers' Deferred Compensation Plan exceeded 120% of the applicable Federal long-term rate provided in Section 1274(d) of the Internal Revenue Code.

All Other Compensation (Column (i))

The amounts reported as All Other Compensation include, for each Named Executive Officer, (i) perquisites as set forth in the table below; (ii) matching contributions to our Thrift and Investment Plan of $8,925 for all Named Executive Officers; (iii) premiums paid on individually owned executive life insurance policies as follows: for Mr. Moorman, $19,606; Mr. Squires, $11,794; Mr. Rathbone, $14,299; Ms. Stewart, $2,700; Ms. Butler, $15,201; Mr. Manion, $14,449; and Mr. Seale , $13,148; and (iv) amounts we contributed to charitable organizations on their behalf pursuant to our matching gifts programs as follows: for Mr. Moorman, $33,006; Mr. Squires, $25,000; Mr. Rathbone, $37,853; Ms. Stewart, $7,250; Ms. Butler, $35,572; Mr. Manion, $5,000; and Mr. Seale, $13,666. For Mr. Moorman, the amount also includes his proportional cost of NS-owned life insurance policies used to fund the Directors' Charitable Award Program. For Mr. Rathbone, the amount also includes $32,184 paid for accrued unused vacation upon his retirement, and $91,667 in consulting fees earned after the date of his

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retirement pursuant to a Consulting Services Agreement between Mr. Rathbone and the Corporation. For Ms. Stewart, this amount also includes a tax-gross up of premiums paid on her behalf for a life insurance policy under our Executive Life Insurance Plan prior to the time Ms. Stewart was an executive officer.

Perquisites for our Named Executive Officers during 2013 consisted of the following:

	Use of Corporate Aircraft ($)	Tax Preparation and Financial Planning ($)	Annual Physicals ($)	Spousal/ Guest Meals & Travel ($)	Gifts ($)	Other ($)	Total ($)
C. W. Moorman, IV	102,432	0	0	503	263	0	103,198
J. A. Squires	53,691	0	4,800	503	207	390	59,591
J. P. Rathbone	19,040	1,701	682	142	3,687	0	25,252
M. R. Stewart	0	1,000	0	394	0	12,000	13,394
D. H. Butler	0	2,000	4,000	361	120	780	7,261
M. D. Manion	0	2,000	3,800	503	176	585	7,064
D. W. Seale	29,320	2,000	3,800	1,599	263	0	36,982

All perquisites are valued on the basis of aggregate incremental cost to us. Perquisites included participation in the Executive Accident Plan, for which there was no aggregate incremental cost. With regard to personal use of company aircraft, aggregate incremental cost is calculated as the weighted-average cost of fuel, crew hotels and meals, aircraft maintenance and other variable costs. Use of corporate aircraft includes use by the Named Executive Officers as permitted by resolution of the Board of Directors. The aggregate incremental cost for personal use of company aircraft by our Named Executive Officers is allocated entirely to the highest ranking Named Executive Officer on the flight. Figures included in "Other" represent for Ms. Stewart an auto allowance received prior to the time she became an Executive Officer, and for Mr. Squires, Ms. Butler and Mr. Manion, imputed income for the use of Corporate Facilities.

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2013 Grants of Plan-Based Awards

Name (a)	Grant Date (b)	Committee Action Date[1]	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards: Threshold ($) (c)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards: Target ($) (d)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards: Maximum ($) (e)	Estimated Future Payouts Under Equity Incentive Plan Awards: Threshold (#) (f)	Estimated Future Payouts Under Equity Incentive Plan Awards: Target (#) (g)	Estimated Future Payouts Under Equity Incentive Plan Awards: Maximum (#) (h)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Charles W. Moorman, IV	01/22/13	01/22/13	500	1,507,500	2,500,000							
	01/24/13	01/22/13				6,136	46,000	92,000				3,713,280
	01/24/13	01/22/13							14,000			977,620
	01/24/13	01/22/13								102,000	69.83	2,080,800
James. A. Squires	01/22/13	01/22/13	180	542,700	870,000							
	01/24/13	01/24/13				1,401	10,500	21,000				847,597
	01/24/13	01/24/13							4,000			279,320
	01/24/13	01/24/13								24,000	69.83	489,600
	07/22/13	07/22/13	42	123,112	214,375							
John P. Rathbone	01/22/13	01/22/13	180	542,700	870,000							
	01/24/13	01/24/13				1,401	10,500	21,000				847,597
	01/24/13	01/24/13							4,000			279,320
	01/24/13	01/24/13								24,000	69.83	489,600
Marta R. Stewart	01/22/13	01/22/13	73	242,875	370,833							
	01/24/13	01/24/13				233	1,750	3,500				141,266
	01/24/13	01/24/13							1,200			83,796
	01/24/13	01/24/13								5,000	69.83	102,000
Deborah H. Butler	01/22/13	01/22/13	180	542,700	870,000							
	01/24/13	01/24/13				1,401	10,500	21,000				847,597
	01/24/13	01/24/13							4,000			279,320
	01/24/13	01/24/13								24,000	69.83	489,600
Mark D. Manion	01/22/13	01/22/13	180	542,700	870,000							
	01/24/13	01/24/13				1,401	10,500	21,000				847,597
	01/24/13	01/24/13							4,000			279,320
	01/24/13	01/24/13								24,000	69.83	489,600
Donald W. Seale	01/22/13	01/22/13	180	542,700	870,000							
	01/24/13	01/24/13				1,401	10,500	21,000				847,597
	01/24/13	01/24/13							4,000			279,320
	01/24/13	01/24/13								24,000	69.83	489,600

[1]Consistent with past practice and the terms of LTIP, the Committee made all equity awards to directors and executive officers effective on the day after a full trading day has elapsed following the release of our fiscal year financial results. Because the meeting at which these awards were made occurred prior to the effective date of the awards, we have provided both dates in accordance with SEC rules. See our Compensation Discussion and Analysis section for further discussion of our equity award grant practices.

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Estimated Future Payouts Under Non-Equity Incentive Plan Awards (EMIP) (Columns (c), (d) and (e))

These awards were made pursuant to our Executive Management Incentive Plan (“EMIP”) and were earned upon the achievement of certain performance goals established by the Committee for the fiscal year ended December 31, 2013. For a discussion of these performance goals, see page 40 of our Compensation Discussion and Analysis section included in this proxy statement. The Committee targeted a payout of 67% in 2013 in setting the annual performance goals for EMIP incentive awards, and using a bonus opportunity equal to 225% of salary for Mr. Moorman, 150% for Mr. Squires following the date of his appointment to the position of President, and 135% of salary for the Executive Vice Presidents. Consequently, the target amounts in this column assume that the Named Executive Officers earned 67% of the maximum potential EMIP awards that they could have earned using these bonus opportunities. The threshold amounts assume that the Named Executive Officers earned the minimum EMIP awards based on performance required to trigger any level of payment; if company performance fell below performance goals required to earn the threshold amount, they would not have been entitled to any EMIP awards. The Named Executive Officers earned 74.9% of these EMIP awards based on our performance during 2013. These bonus amounts are also included under “Non-Equity Incentive Compensation” in the Summary Compensation Table.

Estimated Future Payouts Under Equity Incentive Plan Awards (PSUs) (Columns (f), (g) and (h))

These amounts represent grants of performance share units made pursuant to our Long-Term Incentive Plan (“LTIP”). These performance share units will be earned over the performance cycle ending December 31, 2015. For a discussion of the other material terms of these awards, see the narrative discussion which follows this table. LTIP does not provide a performance target for earning performance share units under this feature of the plan; however, the Committee targets a payout of 50% in setting the performance goals for performance share unit awards. Consequently, the target amounts assume that the Named Executive Officers will earn 50% of the maximum potential number of performance share units that can be earned under the awards. The threshold amounts assume that the Named Executive Officers will earn the minimum number of performance share units based on performance required to trigger any level of payment; if company performance fell below performance goals required to earn the threshold amount, they would not receive any performance share units. Our Named Executive Officers actually earned 64.6% of their maximum potential performance share unit awards for the performance cycle ended December 31, 2013, based on our performance during the three-year period ended December 31, 2013.

All Other Stock Awards (RSUs) (Column (i))

These amounts represent grants of restricted stock units made under LTIP. For a discussion of the material terms of these awards, see the narrative discussion which follows this table.

All Other Option Awards (Stock Options) (Columns (j), (k) and (l))

These stock options (of which the first 1,432 granted to each Named Executive Officer are incentive stock options and the remainder are nonqualified stock options) were granted as of January 24, 2013, and are exercisable as of January 24, 2017. Dividend equivalent payments are paid in cash to active employees on unvested options for four years in an amount equal to, and commensurate with, regular quarterly dividends paid on our common stock.

The Committee granted these options at an exercise price equal to the higher of the closing market price or the average of the high and low prices of our common stock on the effective date of the grant. The closing price was lower than the average price on the date of grant, so the exercise price shown is the average price on the date of grant. The exercise price may be paid in cash or in shares of our common stock (previously owned by the optionee for at least six months preceding the date of exercise) valued on the date of exercise.

The amounts reported in Column (l) represent the full grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. For awards that entitle the Named Executive Officers to dividends or dividend equivalents, those amounts are computed in accordance with FASB ASC Topic 718.

NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement 52

EXECUTIVE COMPENSATION

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Awards

Our Long-Term Incentive Plan (“LTIP”), as last approved by stockholders in 2010, provides for the award of incentive stock options, nonqualified stock options, stock appreciation rights, restricted shares, restricted stock units and performance share units to directors, officers and other key employees of Norfolk Southern and its subsidiaries. The Compensation Committee or any other Committee of the Corporation’s Board of Directors that is authorized to grant awards under LTIP has sole discretion (except as the Committee may have delegated to the Chief Executive Officer) to:

interpret LTIP;

select LTIP participants;

determine the type, size, terms and conditions of awards under LTIP;

authorize the grant of such awards; and

adopt, amend and rescind rules relating to LTIP.

Except for capital adjustments such as stock splits, the exercise price of a stock option granted under LTIP may not be decreased after the option is granted, nor may any outstanding option be modified or replaced through cancellation if the effect would be to reduce the price of the option, unless the repricing, modification or replacement is approved by our stockholders. Receipt of an award under LTIP in 2013 was made contingent upon the participant’s execution of a non-competition agreement, and all awards are subject to forfeiture in the event the participant “engages in competing employment” within a period of time following retirement.

The Committee met to approve the 2013 option grants on January 22, 2013. In order to permit thorough dissemination of our financial results for the fiscal year ended December 31, 2012, the Committee made these grants effective January 24, 2013. See our Compensation Discussion and Analysis section for further discussion of our equity award grant practices. These options become exercisable as of January 24, 2017, or if the Named Executive Officer retires or dies before that date, the later of one year after the grant date or the participant’s retirement or death. Dividend equivalent payments are paid in cash to active employees on unvested options for four years in an amount equal to, and commensurate with, regular quarterly dividends paid on our common

NORFOLK SOUTHERN CORPORATION

stock. The exercise price may be paid in cash or in shares of our common stock valued at fair market value on the date of exercise.

The restricted stock units awarded in 2013 are subject to a five-year restriction period and will be settled in shares of our common stock. Dividend equivalent payments are paid in cash on restricted stock units in an amount equal to, and commensurate with, regular quarterly dividends paid on our common stock. During the restriction period, the holder of restricted stock units has no voting or investment power over the underlying common stock.

Performance share units entitle a recipient to receive performance-based compensation at the end of a three-year performance cycle based on our performance during that three-year period. For awards made in 2013, the award cycle began on January 1, 2013 and ends December 31, 2015. Under the 2013 performance share unit awards, corporate performance will be measured using three predetermined and equally weighted standards; that is, each of the following performance areas will serve as the basis for earning up to one-third of the total number of performance share units granted (with each one-third portion vesting independent of the other portions): (1) three-year average return on average invested capital; (2) three-year average operating ratio; and (3) total return to stockholders measured at the end of the three-year period. A more detailed discussion of these performance criteria can be found beginning on page 42 of our Compensation Discussion and Analysis section included in this proxy statement. Performance share units that are earned will be distributed in whole shares of our common stock.

For 2013, awards to our Named Executive Officers under the Executive Management Incentive Plan (“EMIP”) were paid based on our performance relative to the following pre-determined criteria: operating income, operating ratio, and a composite of three service measures, consisting of adherence to operating plan, connection performance and train performance. The performance standards relative to these criteria were established by the Committee in January 2013. A more detailed discussion of these performance criteria can be found on page 40 of our Compensation Discussion and Analysis included in this proxy statement.

The Committee set Mr. Moorman’s 2013 incentive opportunity at 250% of his 2013 base salary, Mr. Squires at 165% of his base salary beginning on the date of his appointment as President, and the Executive Vice Presidents at 145% of their 2013 base salaries. However,

2014 Proxy Statement

EXECUTIVE COMPENSATION

in applying the 74.9% bonus earnout, the Committee

approved payouts that corresponded to a 225%

opportunity for Mr. Moorman, 150% for Mr. Squires

beginning on the date of his appointment as President,

and a 135% opportunity for the Executive Vice

Presidents, as further described under Annual Bonus in

the Compensation Discussion and Analysis section.

These amounts are reported as “Non-Equity Incentive

Plan Compensation” in the Summary Compensation

Table.

For further discussion of our plans and how these LTIP

and EMIP awards fit into our executive compensation

program, see the Compensation Discussion and Analysis

section beginning on page 32 of this proxy statement.

Employment and Other Agreements

None of the Corporation’s Named Executive Officers is

employed pursuant to an employment agreement. On

September 20, 2013, the Corporation entered into a

Consulting Services Agreement with Mr. John P.

Rathbone pursuant to which Mr. Rathbone will, as

requested by the Corporation, provide consulting

services following his retirement with respect to various

business matters, including strategic acquisitions and

dispositions, capital raising activities and major

financings, and business strategy planning. The term of

the Consulting Services Agreement is one year, and may

be renewed for an additional year upon mutual

agreement between the Corporation and Mr. Rathbone.

Pursuant to the Consulting Services Agreement, Mr.

Rathbone also agreed not to compete with the

Corporation or solicit employees or customers of the

Corporation for three years. Mr. Rathbone will receive

fees of $550,000 for his consulting services during the

initial one-year term, which commenced on November 1,

2013, and he will receive fees of $400,000 if the

Consulting Services Agreement is extended for the

second year. Amounts earned by Mr. Rathbone during

2013 pursuant to this Consulting Services Agreement are

included as “All Other Compensation” in the Summary

Compensation Table on page 48 of this Proxy Statement.

NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement 54

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End 2013

	Option Awards					Stock Awards			
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)[5] (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)[6] (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[7] (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[8] (j)
C. W. Moorman, IV	75,000			49.425	01/26/2016	93,000	8,633,190	108,987	10,117,263
	125,000			49.555	01/24/2017				
	125,000			50.740	01/23/2018				
	137,500			38.705	01/28/2019				
		112,500[1]		47.760	01/28/2020				
		83,000[2]		62.745	01/26/2021				
		76,000[3]		75.140	01/25/2022				
		102,000[4]		69.830	01/23/2023				
J. A. Squires	2,023			49.425	01/26/2016	24,000	2,227,920	25,167	2,336,253
	2,017			49.555	01/24/2017				
	34,000			50.740	01/23/2018				
	37,000			38.705	01/28/2019				
		26,500[1]		47.760	01/28/2020				
		19,000[2]		62.745	01/26/2021				
		18,000[3]		75.140	01/25/2022				
		24,000[4]		69.830	01/23/2023				
J. P. Rathbone	24,407			47.760	01/28/2020	0	0	25,167	2,336,253
	17,407			62.745	01/26/2021				
	16,670			75.140	01/25/2022				
		24,000[4]		69.830	01/23/2023				
M. R. Stewart	2,023			49.425	01/26/2016	6,400	594,112	4,194	389,375
	2,017			49.555	01/24/2017				
	1,970			50.740	01/23/2018				
	2,583			38.705	01/28/2019				
		5,000[1]		47.760	01/28/2020				
		4,200[2]		62.745	01/26/2021				
		3,700[3]		75.140	01/25/2022				
		5,000[4]		69.830	01/23/2023				
D. H. Butler	34,000			50.740	01/23/2018	24,000	2,227,920	25,167	2,336,253
	37,000			38.705	01/28/2019				
		26,500[1]		47.760	01/28/2020				
		19,000[2]		62.745	01/26/2021				
		18,000[3]		75.140	01/25/2022				
		24,000[4]		69.830	01/23/2023				

NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement 55

EXECUTIVE COMPENSATION

	Option Awards					Stock Awards			
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)[5] (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)[6] (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[7] (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[6] (j)
M. D. Manion	20,000			49.425	01/26/2016	24,000	2,227,920	25,167	2,336,253
	34,000			49.555	01/24/2017				
	34,000			50.740	01/23/2018				
	37,000			38.705	01/28/2019				
		26,500[1]		47.760	01/28/2020				
		19,000[2]		62.745	01/26/2021				
		18,000[3]		75.140	01/25/2022				
		24,000[4]		69.830	01/23/2023				
D. W. Seale	34,000			49.555	01/24/2017	24,000	2,227,920	25,167	2,336,253
	34,000			50.740	01/23/2018				
	37,000			38.705	01/28/2019				
		26,500[1]		47.760	01/28/2020				
		19,000[2]		62.745	01/26/2021				
		18,000[3]		75.140	01/25/2022				
		24,000[4]		69.830	01/23/2023				

[1] *These options vest on January 29, 2014.*

[2] *These options vest on January 27, 2015 or, if the Named Executive Officer retires or dies before that date, the later of one year after the grant date or the date of retirement or death.*

[3] *These options vest on January 26, 2016 or, if the Named Executive Officer retires or dies before that date, the later of one year after the grant date or the date of retirement or death.*

[4] *These options vest on January 24, 2017 or, if the Named Executive Officer retires or dies before that date, the later of one year after the grant date or the date of retirement or death.*

[5] *The following table provides information with respect to the vesting of each Named Executive Officer's restricted stock units:*

Name	1/29/14	1/29/15	1/27/16	01/26/17	01/24/18
C. W. Moorman, IV	35,500	17,500	14,000	12,000	14,000
J. A. Squires	10,000	4,000	3,000	3,000	4,000
M. R. Stewart	2,000	1,250	1,000	950	1,200
D. H. Butler	10,000	4,000	3,000	3,000	4,000
M. D. Manion	10,000	4,000	3,000	3,000	4,000
D. W. Seale	10,000	4,000	3,000	3,000	4,000

[6] *These values are based on the $92.83 closing market price of our common stock on December 31, 2013.*

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NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement

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7These amounts represent (i) grants of performance share units made in 2012 pursuant to the Long-Term Incentive Plan (“LTIP”) that will be earned out over the three-year period ending December 31, 2014, and (ii) grants of performance share units made in 2013 pursuant to LTIP that will be earned out over the three-year period ending December 31, 2015. Because the number of performance share units earned is determined based on a three-year performance period for each cycle, in accordance with the SEC requirements for this table, the number of performance share units disclosed is determined by reporting performance based on achieving threshold performance goals, except that if performance during the last completed fiscal years over which performance is measured has exceeded the threshold, then the disclosure is based on the next highest performance measure (target or maximum) that exceeds the last completed fiscal years over which performance is measured. In accordance with this rule, the number of performance share units shown by each Named Executive Officer for these grants is 68.3% for the grants of performance share units made in 2012, and 61.3% for the grants of performance share units made in 2013, which represents the actual percentage achieved for each completed year in the performance period for the Return on Average Invested Capital and Operating Ratio metrics, the maximum percentage that can be earned for the Return on Average Invested Capital metric for each uncompleted year in the performance period, the maximum percentage that can be earned for the Operating Ratio metric for the uncompleted year in the 2012-2014 performance period, the target percentage for the Operating Ratio metric for the uncompleted years in the 2013-2015 performance period, and the threshold percentage that can be earned for the Total Shareholder Return metric over the three-year performance period. Grants of performance share units will be distributed in whole shares of common stock.

NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested in 2013

Name (a)	Option Awards Number of Shares Acquired on Exercise (#) (b)	Option Awards Value Realized on Exercise ($)[1] (c)	Stock Awards Number of Shares Acquired on Vesting (#)[2] (d)	Stock Awards Value Realized on Vesting ($)[2] (e)
C. W. Moorman, IV	2,932	118,116	89,432	7,575,537
	42,068	1,852,212		
J. A. Squires	4,541	242,048	21,212	1,799,508
	2,932	120,865		
	6,068	231,864		
	4,777	112,916		
	8,983	211,400		
J. P. Rathbone[3]	4,541	229,071	45,212	3,882,588
	2,932	119,552		
	2,023	74,446		
	17,977	960,299		
	2,017	73,963		
	31,983	1,118,286		
	1,970	69,905		
	32,030	1,081,973		
	2,583	122,744		
	34,417	1,576,815		
	2,093	89,392		
	1,593	44,166		
	1,330	20,389		
M. R. Stewart	2,932	167,241	4,463	372,162
	1,000	23,119		
	1,000	23,423		
	900	21,144		
	850	20,553		
	780	19,360		
	950	35,270		
	900	33,759		
	875	33,160		
	850	32,520		
	842	32,396		
D. H. Butler	0	0	21,212	1,799,508
M. D. Manion	2,932	119,582	21,212	1,799,508
	13,068	537,534		
D. W. Seale	2,932	219,563	21,212	1,799,508
	13,068	538,866		
	2,023	178,267		
	10,000	383,163		
	7,977	321,038		

[1]*Represents the difference between the price of the underlying common stock on the day of exercise and the exercise price of the option(s).*

[2]*Represents the aggregate number of (1) restricted stock units that vested and were distributed during fiscal 2013, multiplied by the average of the high and low of the market price of the underlying shares on the vesting date, and (2) performance share units that vested during fiscal 2013, multiplied by the average of the high and low of the market price of the underlying shares on the vesting date of December 31, 2013, and which shares were distributed on January 23, 2014.*

[3]*All of Mr. Rathbone's restricted stock unit are shown as vesting in 2013 in the above table because the service requirements under all restricted stock units held by Mr. Rathbone terminated upon his retirement in 2013. However, these restricted stock units are subject to forfeiture if Mr. Rathbone engages in competing employment during the applicable restriction periods. Mr. Rathbone may not sell or otherwise transfer these restricted stock units until such restriction periods have lapsed.*

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RETIREMENT BENEFITS

2013 Pension Benefits Table

The following table shows, as of December 31, 2013, each Named Executive Officer's years of credited service, present value of accumulated benefit and benefits received, if any, under each of (i) the tax-qualified Retirement Plan of Norfolk Southern Corporation and Participating Subsidiary Companies (the "Retirement Plan") and (ii) the nonqualified Supplemental Benefit Plan of Norfolk Southern Corporation and Participating Subsidiary Companies (the "SERP").

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Charles W. Moorman, IV	Retirement Plan	41	2,143,156	0
	SERP	41	16,970,960	0
James A. Squires	Retirement Plan	22	677,201	0
	SERP	22	2,453,791	0
John P. Rathbone	Retirement Plan	32	1,443,724	16,349
	SERP	32	5,194,297	12,675
Marta R. Stewart	Retirement Plan	30	899,406	0
	SERP	30	1,073,027	0
Deborah H. Butler	Retirement Plan	36	1,402,794	0
	SERP	36	5,303,558	0
Mark D. Manion	Retirement Plan	39	1,646,182	0
	SERP	39	6,245,634	0
Donald W. Seale	Retirement Plan	38	1,737,842	0
	SERP	38	6,054,929	0

Narrative to Pension Benefits Table

The above table shows the number of years of credited service and the actuarial present value of each Named Executive Officer's accumulated benefits under our defined benefit plans as of December 31, 2013, which is the pension plan measurement date we use for financial reporting purposes. We assume a retirement age of 60 for purposes of the table for Ms. Stewart, Ms. Butler and Mr. Squires, since that is the earliest age at which a participant may retire under the plans without an age-based benefit reduction, and they had not reached that age as of December 31, 2013. For a discussion of the other material assumptions applied in quantifying the present values of the above accrued benefits, see note 11 to our financial statements included with our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The benefits shown are in addition to amounts payable under the U.S. Railroad Retirement Act.

Under the Retirement Plan and the SERP, except as noted above or in the event of a change in control (see below), each Named Executive Officer can expect to receive an annual retirement benefit equal to average annual compensation for the five most highly compensated years out of the last ten years of creditable service multiplied by a percentage equal to 1.5% times total years of creditable service, but not in excess of 40 years of creditable service (which would be equivalent to a maximum of 60% of such average compensation), less an offset for the annual Railroad Retirement Act annuity. Average compensation includes salary (including any pre-tax contributions the Named Executive Officer makes to our: (i) 401(k) plan; (ii) ChoicePlus Benefits Plan (for medical, dental and similar coverages); and (iii) pre-tax transportation plan), awards under the Executive Management Incentive Plan and unused vacation amounts paid upon severance from employment. Under the Retirement Plan and the SERP, annual retirement benefits will be payable to each Named Executive Officer upon retirement (although there may be a six-month delay in payment of benefits that accrued under the SERP after January 1, 2005 if required by Section 409A of the Internal Revenue Code) and, upon the Named Executive Officer's death, to his or her spouse on a joint-and-survivor-annuity basis.

Mr. Rathbone retired effective November 1, 2013. Mr. Moorman, Mr. Manion and Mr. Seale are eligible for full retirement benefits without any benefit reduction due to age. Ms. Stewart and Ms. Butler are eligible for early

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NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement

EXECUTIVE COMPENSATION

retirement since they have each reached age 55 and have 10 years of creditable service. If Ms. Stewart or Ms. Butler choose to retire prior to age 60, their benefits will be reduced by 1/360th for each month they are under age 60 at the time of retirement.

We have no policy with regard to granting extra years of credited service. However, our Board has in certain circumstances credited executives with additional years of service. In addition, as described below, our change-in-control agreements provide for additional years of credited service in limited circumstances.

DEFERRED COMPENSATION

Our Named Executive Officers may have deferred the receipt of portions of their compensation under two separate deferred compensation plans: the Officers' Deferred Compensation Plan ("ODCP") and the Executives' Deferred Compensation Plan ("EDCP"). The table and narrative below describe the material elements of these plans.

2013 Nonqualified Deferred Compensation Table

Name (a)	Plan	Executive Contributions in Last FY ($)[1] (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($)[2] (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($)[3] (f)
Charles W. Moorman, IV	ODCP	0	0	59,993	0	693,501
	EDCP	0	0	64,741	0	328,432
James A. Squires	ODCP	0	0	0	0	0
	EDCP	189,643	0	315,676	0	1,760,570
John P. Rathbone	ODCP	0	0	226,695	0	2,259,908
	EDCP	0	0	0	0	0
Marta R. Stewart	ODCP	0	0	14,018	0	214,276
	EDCP	0	0	0	0	0
Deborah H. Butler	ODCP	0	0	45,239	0	540,957
	EDCP	0	0	203,160	0	1,682,958
Mark D. Manion	ODCP	0	0	213,587	0	2,138,862
	EDCP	0	0	426,231	0	1,799,048
Donald W. Seale	ODCP	0	0	328,242	0	3,685,046
	EDCP	300,000	0	(12,017)	0	2,641,449

[1]*Amounts in this column are included in the "Salary" and/or "Non-Equity Incentive Plan Compensation" column(s) of the Summary Compensation Table.*

[2]*Of these amounts, the following amounts are included in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table and represent the extent to which 2013 interest accrued on salary and bonuses deferred under the Officers' Deferred Compensation Plan exceeded 120% of the applicable Federal long-term rate provided in Section 1274(d) of the Internal Revenue Code: Mr. Moorman, $12,727; Mr. Squires, $0; Mr. Rathbone, $49,141; Ms. Stewart $0; Ms. Butler, $8,571; Mr. Manion, $48,369; and Mr. Seale, $64,644.*

[3]*Of these amounts, the following amounts have been previously reported as compensation to the Named Executive Officer in our Summary Compensation Tables beginning with the fiscal year ended December 31, 2000 and ending with the fiscal year ended December 31, 2012: Mr. Moorman, $349,717; Mr. Squires, $807,964; Mr. Rathbone, $133,601; Ms. Stewart, $0; Ms. Butler, $32,492; Mr. Manion, $1,132,137; and Mr. Seale, $1,721,514.*

60 NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement

Narrative to Nonqualified Deferred Compensation Table

The 2013 Nonqualified Deferred Compensation table presents amounts deferred under (i) the Officers’ Deferred Compensation Plan and (ii) the Executives’ Deferred Compensation Plan. Amounts deferred are credited to a separate memorandum account maintained in the name of each participant. We do not make contributions to participants’ accounts.

Amounts deferred before January 1, 2001, were deferred under the Officers’ Deferred Compensation Plan and earn a fixed rate of interest, which is credited to the account at the beginning of each quarter. In general, the fixed interest rate is determined on the basis of the participant’s age at the time of the deferral. The total amount so credited for amounts deferred before January 1, 2001 (including interest earned thereon) is distributed in five or ten annual installments, determined on the basis of the participant’s age at the time of deferral, beginning in the year following the year in which the participant retires.

Amounts deferred on or after January 1, 2001, have been deferred under the Executives’ Deferred Compensation Plan. Participants may defer up to 50% of base salary and 100% of EMIP bonus payments and are credited with variable earnings and/or losses based on the performance of hypothetical investment options selected by the participant. The hypothetical investment options include various mutual funds as crediting indices. With respect to each deferral, participants may choose to receive a distribution at the earliest of separation from service, disability, or a date that is at least five years but not more

NORFOLK SOUTHERN CORPORATION

EXECUTIVE COMPENSATION

than 15 years after the deferral year has ended. The total amount credited to a participant will be distributed, in accordance with the participant’s elected distribution option, in one lump sum or a stream of annual cash payments.

Our commitment to accrue and pay interest and/or earnings on amounts deferred is facilitated by the purchase of corporate-owned life insurance with executive officers as insureds under the policies. If the Board of Directors determines at any time that changes in the law affect our ability to recover the cost of providing the benefits payable under the Executives’ Deferred Compensation Plan and the Officers’ Deferred Compensation Plan, the Board, in its discretion, may reduce the interest and/or earnings on deferrals. With respect to the Officers’ Deferred Compensation Plan, the adjusted rate of interest may not be less than one-half the rate otherwise provided for in the plan. For the Executives’ Deferred Compensation Plan, the adjusted rate may not be less than the lesser of (a) one-half the rate of earnings otherwise provided for in the Executives’ Deferred Compensation Plan or (b) 7%.

POTENTIAL PAYMENTS UPON A CHANGE IN CONTROL OR OTHER TERMINATION OF EMPLOYMENT

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to our Named Executive Officers in the event of a termination of their employment with our company.

2014 Proxy Statement

EXECUTIVE COMPENSATION

The benefits to be provided to our Named Executive Officers in the event of a termination due to retirement, involuntary separation, death, disability or a change in control are quantified in the table below. As of December 31, 2013, Mr. Squires was not eligible to retire under our retirement plans, so figures listed for Mr. Squires under Retirement assume a voluntary separation as of that date. As noted above, Mr. Rathbone retired on November 1, 2013, and this table thus only reflects the amounts payable as a result of his retirement. This analysis assumes that on December 31, 2013,

- For a Retirement, the executive retired as of that date;
- For an Involuntary Separation, the executive's employment was terminated as of that date due to the executive's position being abolished in connection with a downsizing or internal restructuring (and the executive elected to retire if he or she is retirement eligible);
- For a Death, the executive dies on that date;
- For a Disability, the executive became disabled on that date; and
- For a Change in Control, (i) a change in control of our company occurred, as defined in the applicable change in control agreements, and (ii) each of the above Named Executive Officer's employment with us was terminated without cause.

Post Employment Benefits

	Retirement	Involuntary Separation	Death	Disability	Change in Control
Charles W. Moorman, IV					
Severance Pay		$1,538,462			$10,500,000
Performance Share Units	$8,427,293	$8,427,293	$8,427,293	$8,427,293	$10,581,738
Unvested Stock Options	$8,911,870	$8,911,870	$8,911,870	$8,911,870	
Accelerated Dividends					$1,411,280
Restricted Stock Units	$8,633,190	$8,633,190	$8,633,190	$8,633,190	
Deferred Compensation Equivalent					$263,970
Pension Enhancement					$17,910,000
Health and welfare benefits	$94,942	$94,942	$33,666	$94,942	$28,404
Life Insurance Proceeds			$3,000,000		
Disability Benefits				$500,000	
Vacation Pay	$96,154	$96,154	$96,154	$96,154	$96,154
Post retirement life insurance					
Excise Tax Gross-up on Severance Benefits					
TOTAL	$26,163,449	$27,701,911	$29,102,173	$26,663,449	$40,791,546
James A. Squires					
Severance Pay		$634,615			$5,962,500
Performance Share Units			$1,946,367	$1,946,367	$2,441,940
Unvested Stock Options			$2,084,390	$2,084,390	
Accelerated Dividends					$336,960
Restricted Stock Units			$2,227,920	$2,227,920	
Deferred Compensation Equivalent					$1,620,057
Pension Enhancement					$6,713,000
Health and welfare benefits		$15,313	$119,126	$232,972	$42,084
Life Insurance Proceeds			$2,250,000		
Disability Benefits				$375,000	
Vacation Pay	$72,115	$72,115	$72,115	$72,115	$72,115
Post retirement life insurance					
Excise Tax Gross-up on Severance Benefits					
TOTAL	$72,115	$722,043	$8,699,918	$6,938,764	$17,188,656
John P. Rathbone[1]					
Severance Pay					
Performance Share Units	$1,946,367				
Unvested Stock Options	$1,918,605				
Accelerated Dividends					
Restricted Stock Units	$2,227,920				
Deferred Compensation Equivalent					
Pension Enhancement					
Health and welfare benefits	$156,261				
Life Insurance Proceeds					
Disability Benefits					
Vacation Pay	$32,184				
Post retirement life insurance					
Excise Tax Gross-up on Severance Benefits					
TOTAL	$6,281,337				

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EXECUTIVE COMPENSATION

	Retirement	Involuntary Separation	Death	Disability	Change-in-Control
Marta R. Stewart					
Severance Pay		$600,000			$3,675,000
Performance Share Units	$324,394	$324,394	$324,394	$324,394	$406,990
Unvested Stock Options	$417,160	$417,160	$417,160	$417,160	
Accelerated Dividends					$78,000
Restricted Stock Units	$594,112	$594,112	$594,112	$594,112	
Deferred Compensation Equivalent					$64,456
Pension Enhancement					$3,171,000
Health and welfare benefits	$204,184	$204,184	$105,621	$204,184	$40,644
Life Insurance Proceeds			$1,500,000		
Disability Benefits				$250,000	
Vacation Pay	$48,077	$48,077	$48,077	$48,077	$48,077
Post retirement life insurance					
Excise Tax Gross-up on Severance Benefits					
TOTAL	$1,587,927	$2,187,927	$2,989,364	$1,837,927	$7,483,167
Deborah H. Butler					
Severance Pay		$830,769			$4,410,000
Performance Share Units	$1,946,367	$1,946,367	$1,946,367	$1,946,367	$2,441,940
Unvested Stock Options	$2,084,390	$2,084,390	$2,084,390	$2,084,390	
Accelerated Dividends					$336,960
Restricted Stock Units	$2,227,920	$2,227,920	$2,227,920	$2,227,920	
Deferred Compensation Equivalent					$955,264
Pension Enhancement					$7,678,000
Health and welfare benefits	$102,867	$102,867	$20,000	$102,867	$42,084
Life Insurance Proceeds			$1,800,000		
Disability Benefits				$300,000	
Vacation Pay	$57,692	$57,692	$57,692	$57,692	$57,692
Post retirement life insurance	$8,473	$8,473		$8,473	$8,473
Excise Tax Gross-up on Severance Benefits					
TOTAL	$6,427,709	$7,258,478	$8,136,369	$6,727,709	$15,930,413
Mark D. Manion					
Severance Pay		$900,000			$4,410,000
Performance Share Units	$1,946,367	$1,946,367	$1,946,367	$1,946,367	$2,441,940
Unvested Stock Options	$2,084,390	$2,084,390	$2,084,390	$2,084,390	
Accelerated Dividends					$336,960
Restricted Stock Units	$2,227,920	$2,227,920	$2,227,920	$2,227,920	
Deferred Compensation Equivalent					$1,510,143
Pension Enhancement					$8,064,000
Health and welfare benefits	$147,198	$147,198	$80,171	$147,198	$18,936
Life Insurance Proceeds			$1,800,000		
Disability Benefits				$300,000	
Vacation Pay	$57,692	$57,692	$57,692	$57,692	$57,692
Post retirement life insurance	$2,876	$2,876		$2,876	$2,876
Excise Tax Gross-up on Severance Benefits					
TOTAL	$6,446,443	$7,366,443	$8,196,540	$6,399,416	$16,842,547
Donald W. Seale					
Severance Pay		$876,923			$4,410,000
Performance Share Units	$1,946,367	$1,946,367	$1,946,367	$1,946,367	$2,441,940
Unvested Stock Options	$2,084,390	$2,084,390	$2,084,390	$2,084,390	
Accelerated Dividends					$336,960
Restricted Stock Units	$2,227,920	$2,227,920	$2,227,920	$2,227,920	
Deferred Compensation Equivalent					$1,978,185
Pension Enhancement					$8,494,000
Health and welfare benefits	$180,820	$180,820	$113,793	$180,820	$29,376
Life Insurance Proceeds			$1,800,000		
Disability Benefits				$300,000	
Vacation Pay	$57,692	$57,692	$57,692	$57,692	$57,692
Post retirement life insurance	$2,049	$2,049		$2,049	$2,049
Excise Tax Gross-up on Severance Benefits					
TOTAL	$6,499,238	$7,376,161	$8,230,162	$6,799,238	$17,750,202

[1] *In addition to the amounts shown in the table above, following his retirement in 2013, Mr. Rathbone received payment for consulting services as disclosed under the heading "Employment and Other Agreements" on page 54.*

NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement 63

EXECUTIVE COMPENSATION

Severance Pay

For an Involuntary Separation, these amounts represent two weeks of the executive’s annual base salary for each year of service up to a maximum of 80 weeks (but not in excess of twice the annual amount of the executive’s salary payable in the

12-month period preceding the executive’s severance date).

For a Change-in-Control, these amounts represent three times the sum of each Named Executive Officer’s base salary plus Executive Management Incentive Plan (“EMIP”) incentive pay. If the Named Executive Officer had elected to defer either a portion of salary or bonus under the Executives’ Deferred Compensation Plan, then a corresponding portion of this amount would have been deferred and subsequently paid in accordance with the Named Executive Officer’s original deferral election rather than distributed in a lump sum.

Performance Share Units

For Retirement, Death or Disability, represents the estimated dollar value of performance share units to be earned during the performance cycles ending December 31, 2014, and December 31, 2015, assuming an earnout of 57.8% for the grants of performance share units made in 2012 and 50.3% for the grants of performance share units made in 2013, and in each case based on the $92.83 closing market price of our common stock on December 31, 2013. Because the number of performance share units earned is determined based on a three-year performance period for each cycle, these percentages represent (i) the actual percentage achieved for each completed year in the performance cycle for the Return on Average Invested Capital and Operating Ratio metrics, and the 50% target percentage achievement for each of these metrics for each uncompleted year in the performance period, and (ii) a 40% achievement for the Total Shareholder Return metric over the entire three-year performance period, reflecting the earnout if Norfolk Southern’s total stockholder return exceeds the median total stockholder return of the S&P 500 over the three-year performance cycle. Estimated amounts for the performance cycles ending December 31, 2013, and December 31, 2014, are also included in the Outstanding Equity Awards at Fiscal Year-End Table. However, because the Named Executive Officers would forfeit these awards but for retirement or death benefit provisions under LTIP, we have included these awards here as well. If a participant retires, dies or becomes disabled before the end of the performance period, the awards are calculated and earned at the end of the performance period as if the participant had not retired or died; however, these awards are subject to forfeiture in the event the participant “engages in competing employment” following retirement and before the end of the performance period.

For Involuntary Separation, each of the named executive officers other than Mr. Squires was eligible to retire as of December 31, 2013; accordingly, had their employment been terminated by us or them on that date, each would have been entitled to the retirement benefit provisions under LTIP for their performance share units.

For a Change in Control, represent a cash payment to which the Named Executive Officer would not otherwise be entitled absent a change in control. Values based on (i) the $92.83 closing market price of our common stock on December 31, 2013, and (ii) the average earnout for performance share units for the two most recently completed cycles 67.6%, which is the assumed earnout required under the change-in-control agreements. See the Outstanding Equity Awards at Fiscal Year-End Table for each Named Executive Officer’s outstanding performance share unit awards. Performance share units are earned over a three-year cycle ending each December 31. SEC rules require that we assume a change in control occurred on the last day of our fiscal year. Therefore, our Named Executive Officers were fully vested in their performance share unit awards for the performance cycle ended December 31, 2013, and these awards are excluded from the above amounts.

Unvested Stock Options

For Retirement, Death and Disability represents the value of the outstanding 2010, 2011 and 2012 unvested stock options for the Named Executive Officer for which vesting is accelerated to the date of his or her retirement, death, or disability. The value shown equals the difference between the exercise price of each option and the $92.83 closing market price of our common stock on December 31, 2013. Amounts in this column do not include the value of unexercised stock options held by the Named Executive Officers for which vesting would not be accelerated as a result of his or her retirement, death or disability. See the Outstanding Equity Awards at Fiscal Year-End Table for a complete list of each Named Executive Officer’s vested unexercised options. Under the retirement, death and disability benefit provisions contained in the LTIP, each option held by the Named Executive Officers will expire at the end of the term for which the option was granted. But for these provisions, all of their options would expire at the close of business on their last day of employment with us.

NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement 64

EXECUTIVE COMPENSATION

For Involuntary Separation, each of the named executive officers other than Mr. Squires was eligible to retire as of December 31, 2013; accordingly, had their employment been terminated by us or them on that date, each would have been entitled to the retirement benefit provisions under LTIP for their unvested stock options.

For a Change in Control, this table does not report the value of vested options held by each Named Executive Officer as of December 31, 2013. Under each Named Executive Officer’s change-in-control agreement, in the event his or her employment with us is terminated in connection with a change in control, we are required to pay him or her the then current spread value of his or her vested options rather than require him or her to exercise them and sell the underlying shares. Based on the $92.83 closing market price of our common stock on December 31, 2013, the values of those options were as follows: Mr. Moorman, $21,368,188; Mr. Squires, $3,608,779; Ms. Stewart, $397,816; Ms. Butler, $3,433,685; Mr. Manion, $5,773,135; and; Mr. Seale, $4,905,035. See the Outstanding Equity Awards at Fiscal Year-End Table for more information regarding these options. Unvested options do not provide for accelerated vesting at the time of a change in control and would be forfeited upon termination of their employment. Accordingly, options which were unvested as of December 31, 2013, are excluded from these amounts.

Restricted Stock Units

For Retirement, Death and Disability represents the dollar value of restricted stock units based on the $92.83 closing market price of our common stock on December 31, 2013. These amounts are also included in the Outstanding Equity Awards at Fiscal Year-End Table. However, because the Named Executive Officers would forfeit these awards but for retirement, death or disability benefit provisions of LTIP and their LTIP award agreements, we have included these amounts here as well. If a participant retires, dies or becomes disabled before the end of the restriction period, the awards are delivered at the end of the restriction period as if the participant had not retired, died or become disabled; however, these awards are subject to forfeiture in the event the participant “engages in competing employment” following retirement and before the end of the restriction period.

For Involuntary Separation, each of the Named Executive Officers other than Mr. Squires was eligible to retire as of December 31, 2013; accordingly, had their employment been terminated by us or them on that date, each would have been entitled to the retirement benefit provisions under LTIP for their restricted stock units.

For a Change in Control, the change-in-control agreements do not provide for the acceleration of any unvested restricted stock units held by Named Executive Officers at the time their employment with us is terminated or upon a change in control. Under the terms of the Long-Term Incentive Plan (“LTIP”), they will forfeit any unvested restricted stock units if their employment is terminated for any reason other than Retirement, Disability or death. The Committee has the authority under LTIP to waive any restrictions restricted stock units.

Deferred Compensation Equivalent

For a Change in Control, represents the cash payment that would have been payable when the participant reached age 65, as provided in the change in control agreements. This amount does not include the aggregate balance of the Named Executive Officer’s deferred compensation account as of December 31, 2013, in which the Named Executive Officer is currently vested. See column (f) of the Nonqualified Deferred Compensation Table for this amount. If the change in control was not a change in control as defined in the regulations to Section 409A of the Internal Revenue Code, then any portion of the deferred compensation that was subject to Section 409A would have been payable at the time and in the form provided under the terms of the plan under which the Named Executive Officer earned the benefit, without any acceleration or other alteration in the time and form of payment as a result of the change in control.

Pension Enhancement

For a Change in Control, represents the amount by which the Named Executive Officer’s pension benefit, as enhanced by the change-in-control agreement, exceeds the actuarial present value of his or her accumulated pension benefits as of December 31, 2013. Amount does not include the actuarial present value of the Named Executive Officer’s accumulated pension benefits as of December 31, 2013. See the Pension Benefits Table for a description of the pension benefits to which the Named Executive Officers are entitled upon their retirement.

NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement

EXECUTIVE COMPENSATION

Health and Welfare Benefits

For Retirement, Disability or a Change in Control, represents estimated medical benefits for the Named Executive Officers and their eligible dependents. For Involuntary Separation, each of the Named Executive Officers other than Mr. Squires was eligible to retire as of December 31, 2013; accordingly, each of them other than Mr. Squires could elect to retire and receive the same benefits as under the “Retirement” column. For involuntary separation for Mr. Squires, represents cost of one year of medical coverage for Mr. Squires and his eligible dependents to be paid by the Corporation in accordance with the Involuntary Separation Plan. For Death, represents estimated medical benefits for the eligible dependents of the Named Executive Officer. For a Change in Control, represents medical and dental benefits for a fixed period of time specified in the change in control agreements.

Life Insurance Proceeds

Includes life insurance proceeds payable upon the death of the executive officer. In addition to the amounts listed in the table, if a Named Executive Officer died or was totally and permanently disabled for at least 12 months, in either case as a result of an accident that was covered under the insurance policy that provides benefits under the Executive Accident Plan, then the Named Executive Officer (in the case of disability) or his or her beneficiary (in the case of death) would receive a $400,000 lump sum payment from the insurance company.

Vacation Pay

The Corporation’s Vacation Pay policy, which applies to all nonagreement employees, generally provides that an employee who leaves service during the year will be paid for unused vacation but that an employee who separates on December 31 will be paid for the following year’s vacation. The amounts thus represent one year of vacation pay, except that for Mr.

Rathbone the amount represents accrued unused vacation paid upon his retirement.

Post-retirement Life Insurance

These amounts represent the remaining premiums required to be paid to fully fund each Named Executive Officer’s Life Insurance policy under our Executive Life Insurance Plan in the minimum number of level annual premiums allowable without causing the policy to violate Section 7702 of the Internal Revenue Code. The policy amounts are as follows: Mr. Moorman, $565,000; Mr. Rathbone, $500,000; Ms. Stewart, $103,400; Ms. Butler, $300,000; Mr. Manion, $410,000 and Mr. Seale, $550,000. In addition, each Named Executive Officer would be eligible for retiree life insurance coverage under the Corporation’s group life insurance program in the following amounts: Mr. Moorman, $5,000; and Ms. Stewart, Ms. Butler, Mr. Manion and Mr. Seale, $50,000.

For a Change in Control, the change-in-control agreements obligate us to pay the premiums on the Named Executive Officers’ life insurance policies as if the Named Executive Officer terminated due to retirement under the Executive Life Insurance Plan.

No Excise Tax Gross-Up

In 2013, the Corporation entered into amendments to its change-in-control agreements with the Named Executive Officers to eliminate the tax gross-ups that would have been payable on any Federal excise taxes on excess parachute payments.

NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement 66

Change-in-Control Agreements

Generally

We have entered into change-in-control agreements with a number of key executives, including our Named Executive Officers. A Named Executive Officer will only receive the benefits provided under these agreements if:

a change in control of Norfolk Southern occurs, and

within two years of the change in control, we terminate the Named Executive Officer’s employment for any reason other than for “cause,” death, total disability or mandatory retirement, or the Named Executive Officer terminates his or her employment with us for “good reason.”

Definition of Change in Control

Generally, under these agreements, a change in control is defined as:

a merger, sale of all or substantially all of our assets or similar fundamental transaction which results in our stockholders holding less than 80% of the voting power of the combined company;

a stockholder-approved consolidation or dissolution pursuant to a recommendation of our Board of Directors;

a change in the composition of the Board of Directors that results in less than a majority of Board members having either (i) served on the Board for at least two years or (ii) been nominated or elected to be a director by at least two-thirds of directors who had at least two years of service at the time of the director’s nomination or election;

any person or organization acquires more than 20% of our voting stock; or

a determination by the Board that an event similar to those listed above has occurred or is imminent.

As noted below, the Named Executive Officers are entitled to accelerated payouts of amounts deferred under the Officers’ Deferred Compensation Plan and the Executives’ Deferred Compensation Plan (“EDCP”) upon a change in control. For amounts deferred after 2004 under the EDCP, only events described above that also constitute a change in control as defined in the

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EXECUTIVE COMPENSATION

regulations to Section 409A of the Internal Revenue Code will result in accelerated distribution of those amounts.

Benefits Payable Upon Termination Following a Change in Control

Under our change-in-control agreements, the Named Executive Officers who become entitled to the benefits under those agreements are generally entitled to receive:

three times their annual base salary plus incentive pay;

accrued but unpaid compensation;

a cash payment for unearned performance share units awarded and as to which the performance cycle has not been completed;

all dividend equivalents to which they would have been entitled had their employment not been terminated;

early payout of compensation that was deferred under our nonqualified deferred compensation plans and a cash payment equal to the present value of the deferred compensation that would have been payable if the participant retired at age 65, as provided by the change in control agreements;

accrued pension benefits, as modified by years of service and average final compensation enhancements provided by the change-in-control agreements;

unused vacation for the year of termination, plus vacation for the following year;

continued payment of premiums on the Named Executive Officer’s life insurance policy under our Executive Life Insurance Plan; and

continued medical and dental benefits, and $50,000 in group-term life insurance coverage, for a specified number of years but subject to termination if the Named Executive Officer receives substantially similar benefits from another employer after the termination of employment.

Prior to 2013, the Named Executive Officers were generally entitled to receive a payment in an amount sufficient to make them whole for any Federal excise tax on excess parachute payments. In January 2013, the Corporation entered into amendments to its change-in-

2014 Proxy Statement

EXECUTIVE COMPENSATION

control agreements with the Named Executive Officers to eliminate this excise tax gross-up.

If we had terminated the Named Executive Officer’s employment for reasons described below under “Events Triggering Change in Control Payments,” these benefits would generally have been payable in a lump sum within ten business days of termination. However, any Severance Pay, Performance Share Unit equivalent, Accelerated Dividend Equivalent, Vacation Pay and Prorata Incentive Pay would have been payable no earlier than six months after the Named Executive Officer’s termination date if the Named Executive Officer was a “Specified Employee” on his or her termination date and if the change in control was not a change in control as defined in the regulations to Section 409A of the Internal Revenue Code. A “Specified Employee” is, generally speaking, one of the 50 most highly compensated employees, as the term is defined within the change in control agreement. If payment of any amounts were delayed because the Named Executive Officer was a Specified Employee, the delayed payment would have been credited with interest during the period from the termination date until the benefit was distributed at 120% of the short term Applicable Federal Rate determined under section 1274(d) of the Internal Revenue Code that was in effect on the Named Executive Officer’s termination date.

Events Triggering Change in Control Payments

If we terminate a Named Executive Officer’s employment with us for “cause,” we will not be required to pay the benefits provided under his or her change-in-control agreement. “Cause” is defined as any of the following if the result of the same is materially harmful to us:

an intentional act of fraud, embezzlement or theft in connection with the executive’s duties or in the course of his or her employment with us;

intentional wrongful damage to our property;

intentional wrongful disclosure of secret processes or of our confidential information; or

intentional violation of our Code of Ethics.

NORFOLK SOUTHERN CORPORATION

In addition, if a Named Executive Officer terminates employment with us within two years of a change in control for any of the following “good reasons,” we are required to pay the Named Executive Officer the benefits provided under his or her change-in-control agreement:

the Named Executive Officer is not elected or reelected to the office held immediately prior to the change in control, or—if serving as a director—he or she is removed as a director;

the Named Executive Officer’s salary or bonus opportunity is materially reduced below the amounts in effect prior to the change in control;

we terminate or materially reduce the value or scope of the Named Executive Officer’s perquisites, benefits and service credit for benefits provided under any employee retirement income or welfare benefit policies, plans, programs or arrangements in which he or she is participating immediately prior to the change in control and which have substantial value;

the Named Executive Officer determines in good faith that following the change in control, he or she has been rendered substantially unable to carry out or has suffered a substantial reduction in any of the substantial authorities, powers, functions, responsibilities or duties attached to the position he or she held immediately prior to the change in control;

the successor to the change in control does not assume all of our duties and obligations under the change-in-control agreement;

we require that the Named Executive Officer relocate his or her principal location of work in excess of 50 miles from his or her employment location immediately prior to the change in control, or that the Named Executive Officer travel away from his or her office significantly more than was required immediately prior to the change in control; or

there is any material breach of the change-in- control agreement by us or our successor.

2014 Proxy Statement

Requirement Not to Compete

In exchange for the benefits provided under the change-in-control agreements and to help encourage management continuity, the Named Executive Officers agreed not to engage in competing employment for a period of three years from the date they originally executed the agreements and, if they accept benefits payable or provided under the agreements, they may not engage in competing employment for a period of one year from the date they are terminated following the change in control. “Competing employment” for this purpose is the provision of services of any type, kind or nature and in any capacity to any organization or person that is, that controls, that is controlled by, or one of whose significant customers or clients is (i) a Class I railroad operating in the United States, Canada or Mexico, (ii) an interstate trucking company operating in the United States, Canada or Mexico or (iii) a provider or arranger of intermodal services of any kind or nature, any portion of which services is provided or arranged in the United States.

Retirement

As of December 31, 2013, all Named Executive Officers other than Mr. Squires were of retirement age under our retirement plans. See “Termination for Any Other Reason” below for a discussion of the benefits to which Mr. Squires would have been entitled had he retired as of December 31, 2013. Messrs. Moorman, Manion and Seale were eligible to retire as of December 31, 2013, with unreduced pension benefits under our retirement plans. Ms. Butler and Ms. Stewart were eligible to retire and choose to receive either (i) a temporary retirement benefit not to exceed $500 per month until reaching age 60, and thereafter the full amount of the accrued pension benefits disclosed in the Pension Benefits Table, or (ii) a reduced amount of the pension benefits disclosed in the Pension Benefits Table. In addition to these pension benefits, each Named Executive Officer would have been entitled to receive the deferred compensation amounts disclosed in the Nonqualified Deferred Compensation Table.

Death or Disability

Death

If any of the Named Executive Officers had died on December 31, 2013, that Named Executive Officer’s spouse would have been eligible for the pension benefits disclosed in the Pension Benefit Table (reduced on account of the Named Executive Officer’s death) and the Named Executive Officer’s designated beneficiaries would have been eligible for the deferred compensation

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benefits disclosed in the Nonqualified Deferred Compensation Table.

Disability

If the Named Executive Officers had become disabled on December 31, 2013, each of them other than Mr. Squires could elect to retire and receive the benefits set forth above under “Retirement.” For Mr. Squires and any other Named Executive Officer electing not to retire, each would be entitled to disability benefits in an amount equal to one-half of the Named Executive Officer’s base salary.

Termination for Any Other Reason

As noted above, each of the Named Executive Officers other than Mr. Squires was eligible to retire as of December 31, 2013; accordingly, had their employment been terminated by us or by them as of that date, each would have been entitled to the benefits set forth above under “Retirement.” Because Mr. Squires had at least 20 years of service as of December 31, 2013, had he terminated employment as of that date, he would have been eligible for either (i) the full amount of his accrued pension benefit disclosed in the Pension Benefits Table beginning at age 60, or (ii) the pension benefit disclosed in the Pension Benefits Table reduced by 1/360th for each month he was under age 60 at the time of retirement, with benefits beginning at the earliest upon Mr. Squires reaching age 55.

In addition to these pension benefits, each Named Executive Officer would have been entitled to receive the deferred compensation benefits disclosed in the Nonqualified Deferred Compensation Table.

We also have a Severance Pay Plan. Under the Severance Pay Plan, if a Named Executive Officer’s employment had been terminated as of December 31, 2013, due to the executive’s position being abolished in connection with downsizing or internal restructuring, the Named Executive Officer would have been entitled to the following benefits:

two weeks of the executive’s annual base salary for each year of service up to a maximum of 80 weeks (but not in excess of twice the annual amount of the executive’s salary payable in the 12-month period preceding the executive’s severance date);

continued health care benefits for the executive and the executive’s eligible dependents until the earlier of (a) 12 months

2014 Proxy Statement

EXECUTIVE COMPENSATION

from the severance date, or (b) until those health care benefits would otherwise terminate under the continuation of coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (COBRA); and

outplacement assistance for up to 90 days.

If the Named Executive Officer’s employment had been terminated by us for a reason other than as described above, then the Named Executive Officer would have been entitled to one week of the executive’s annual base salary for each year of service up to a maximum of 26 weeks, with the amount capped at two times the executive’s salary paid in the 12-month period preceding the executive’s severance date. The Named Executive Officer would not have been entitled to Severance Pay Plan benefits if terminated for reasons including, without limitation, the following: indictment, conviction of, or entering a plea of nolo contendere to any felony; commission of theft, fraud, or embezzlement, resulting in gain or personal enrichment; failure or refusal to substantially perform his or her duties for the Corporation; conduct deemed so detrimental to the interests of the Corporation that, in the judgment of the Plan Administrator, it should result in the termination not being deemed a severance; being unable to substantially perform his or her duties because of a physical or mental condition, including a condition that entitles him or her to benefits under any sick pay or disability income policy or program; refusing to transfer to another nonagreement position in the same department; or refusing to transfer to another nonagreement position in a different department assigned to a pay band with the same or higher bonus opportunity.

Directors’ Charitable Award Program Benefit

In addition to the benefits described above, Mr. Moorman continues to be entitled to nominate one or more tax-exempt institutions to receive up to $500,000 from Norfolk Southern following his death. We continue to pay the life insurance premiums we use to partly fund this program. See “Narrative to Non-Employee Director Compensation Table—Directors’ Charitable Award Program” above for more information regarding this program.

NORFOLK SOUTHERN CORPORATION

Non-Competition

In addition to restrictions imposed under our change-incontrol agreements, awards under LTIP were—beginning in 2006—made subject to forfeiture in the event the Named Executive Officer “engages in competing employment” for a period of time following termination. For these purposes, “engages in competing employment” means working for or providing services to any of our competitors in North American markets in which we compete.

Future Severance Benefits Policy

In 2002, our Board of Directors agreed to abide by a stockholder approved proposal that future severance agreements with senior executives that exceed 2.99 times the sum of the executive’s base salary plus bonus require stockholder approval.

COMPENSATION POLICY RISK ASSESSMENT

The Committee assessed the risks arising from Norfolk Southern’s compensation policies and practices for all employees to determine whether such policies or practices are reasonably likely to have a material adverse effect on the company. As part of this assessment, in 2014, the Committee engaged Pay Governance to conduct a compensation risk analysis and report its findings to the Committee. Based on the observations and findings of Pay Governance’s assessment, as well as its own considerations, the Committee determined that Norfolk Southern’s compensation policies and practices are not reasonably likely to have a material adverse effect on the company.

2014 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors oversees our compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and our proxy statement to be filed in connection with our 2014 Annual Meeting of Stockholders, each of which will be filed with the SEC.

2013 Members of the Compensation Committee

Daniel A. Carp, Chair

Thomas D. Bell, Jr., Member

Erskine B. Bowles, Member

Wesley G. Bush, Member

Steven F. Leer, Member

NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement

STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with SEC regulations and with our Bylaws. Any such proposal for the 2015 Annual Meeting of Stockholders must comply with applicable regulations and be received by the Corporate Secretary, Norfolk Southern Corporation, Three Commercial Place, 13th Floor, Norfolk, Virginia 23510-9219, as follows:

To be eligible for inclusion in our proxy statement and form of proxy, stockholder proposals must be received no later than November 19, 2014; or to be eligible to be presented from the floor for vote at the meeting (but not intended for inclusion in our proxy materials), stockholder proposals must be received during the period that begins November 29, 2014, and ends February 7, 2015.

By order of the Board of Directors,

DENISE W. HUTSON

Corporate Secretary

NORFOLK SOUTHERN CORPORATION 2014 Proxy Statement 72

Norfolk Southern Corporation

2013 Annual Report

2014 Proxy Shareholder Online Voting

(Registered Stockholders)

2014 Proxy Shareholder Online Voting

(Beneficial Stockholders)

ANNUAL MEETING OF STOCKHOLDERS OF NORFOLK SOUTHERN CORPORATION May 8, 2014 PROXY VOTING INSTRUCTIONS INTERNET - Access _www.voteproxy.com_ and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EDT May 7, 2014 the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as COMPANY NUMBER soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. To be admitted, you must bring photo identification and—if you ACCOUNT NUMBER are a beneficial owner of shares held in street name—proof of stock ownership. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card and Annual Report to Stockholders are available at http://www.astproxyportal.com/ast/17278/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ———————- ———————— THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2 AND 3, AND “AGAINST” PROPOSAL 4, AND THIS PROXY CARD WILL BE VOTED ACCORDINGLY IF NO CHOICE IS SPECIFIED. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. ELECTION OF THIRTEEN DIRECTORS. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1.1 Thomas D. Bell, Jr. 1.10 Charles W. Moorman 1.2 Erskine B. Bowles 1.11 Martin H. Nesbitt 1.3 Robert A. Bradway 1.12 James A. Squires 1.4 Wesley G. Bush 1.13 John R. Thompson 1.5 Daniel A. Carp 2. The ratification of the appointment of KPMG LLP, independent registered public accounting firm, as Norfolk Southern’s independent auditors for the year ending December 31, 2014. 1.6 Karen N. Horn 3. Approval of executive compensation as disclosed in the proxy statement 1.7 Steven F. Leer for the 2014 Annual Meeting of Stockholders. 4. Stockholder proposal concerning an independent chairman of the board of 1.8 Michael D. Lockhart directors. 1.9 Amy E. Miles In addition, in their discretion, the Proxies are authorized to vote upon such JOHMITH other business as may properly come before the meeting. 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF NORFOLK SOUTHERN CORPORATION May 8, 2014 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card and Annual Report to Stockholders are available at http://www.astproxyportal.com/ast/17278/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2 AND 3, AND “AGAINST” PROPOSAL 4, AND THIS PROXY CARD WILL BE VOTED ACCORDINGLY IF NO CHOICE IS SPECIFIED. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. ELECTION OF THIRTEEN DIRECTORS. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1.1 Thomas D. Bell, Jr. 1.10 Charles W. Moorman 1.2 Erskine B. Bowles 1.11 Martin H. Nesbitt 1.3 Robert A. Bradway 1.12 James A. Squires 1.4 Wesley G. Bush 1.13 John R. Thompson 1.5 Daniel A. Carp 2. The ratification of the appointment of KPMG LLP, independent registered public accounting firm, as Norfolk Southern’s independent auditors for the 1.6 Karen N. Horn year ending December 31, 2014. 3. Approval of executive compensation as disclosed in the proxy statement 1.7 Steven F. Leer for the 2014 Annual Meeting of Stockholders. 4. Stockholder proposal concerning an independent chairman of the board of 1.8 Michael D. Lockhart directors. 1.9 Amy E. Miles In addition, in their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 PROXY NORFOLK SOUTHERN CORPORATION THREE COMMERCIAL PLACE, NORFOLK, VIRGINIA 23510 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 8, 2014 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints and authorizes James A. Hixon, Denise W. Hutson and Virginia K. Fogg, and each or any of them, proxy for the undersigned, with full power of substitution, to represent and vote all shares of Norfolk Southern Corporation common stock held by the undersigned with the same force and effect as the undersigned at the Annual Meeting of Stockholders of Norfolk Southern Corporation to be held at the Conference Center, Williamsburg Lodge, South England Street, Williamsburg, Virginia, on Thursday, May 8, 2014, at 8:30 A.M., Eastern Daylight Time, and at any adjournments, postponements or rescheduling thereof, upon the matters more fully set forth in the Proxy Statement, dated March 19, 2014, and to transact such other business as properly may come before such meeting(s). The undersigned acknowledges receipt of the Notice and Proxy Statement dated in each case March 19, 2014. All other proxies heretofore given by the undersigned to vote shares of Norfolk Southern Corporation common stock are expressly revoked hereby. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE OTHER SIDE BYTHE UNDERSIGNED STOCKHOLDER. IFNODIRECTION IS MADE,THIS PROXYWILLBE VOTED FOR THE ELECTION OF DIRECTORS, RATIFICATION OF KPMG AS INDEPENDENT AUDITORS, AND APPROVAL OF EXECUTIVE COMPENSATION, AND AGAINST THE STOCKHOLDER PROPOSAL. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANYADJOURNMENT OR POSTPONEMENT THEREOF. (Continued and to be signed on the reverse side.) 14475